UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

RESTORATION HARDWARE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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June 1, 2007

TO THE STOCKHOLDERS OF RESTORATION HARDWARE, INC.:

You are cordially invited to attend the annual meeting of the stockholders of Restoration Hardware, Inc. on July 12, 2007, at 9:30 a.m. local time at our corporate offices located at 5725 Paradise Drive, Building D, Corte Madera, California 94925.

At the annual meeting, you will be asked to do the following:

1. Elect three Class III directors to serve for a three-year term until the 2010 annual meeting of the stockholders or until their successors are duly elected and qualified;

2. Adopt the Restoration Hardware, Inc. 2007 Stock Incentive Plan;

3. Ratify the selection of Deloitte & Touche LLP as our independent auditors for the fiscal year ending February 2, 2008; and

4. Transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

You do not need to attend the annual meeting. Whether or not you attend, after reading the proxy statement, please mark, date, sign and return the enclosed proxy in the accompanying reply envelope. If you decide to attend the annual meeting, please notify the inspector of elections at the meeting if you wish to vote in person and your proxy will not be voted.

Sincerely yours,

Gary G. Friedman Chairman, President and Chief Executive Officer

RESTORATION HARDWARE, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JULY 12, 2007

TO THE STOCKHOLDERS OF RESTORATION HARDWARE, INC.:

NOTICE IS HEREBY GIVEN that the annual meeting of the stockholders of Restoration Hardware, Inc., a Delaware corporation, will be held on July 12, 2007, at 9:30 a.m. local time at our corporate offices located at 5725 Paradise Drive, Building D, Corte Madera, California 94925, for the following purposes, as more fully described in the proxy statement accompanying this notice:

1. Elect three Class III directors to serve for a three-year term until the 2010 annual meeting of the stockholders or until their successors are duly elected and qualified;

2. Adopt the Restoration Hardware, Inc. 2007 Stock Incentive Plan;

3. Ratify the selection of Deloitte & Touche LLP as our independent auditors for the fiscal year ending February 2, 2008; and

4. Transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

Only stockholders of record at the close of business on May 25, 2007, are entitled to notice of, and to vote at, the annual meeting and any adjournment or postponement thereof. The stock transfer books of the Company will remain open between the record date and the date of the meeting. A list of stockholders entitled to vote at the annual meeting will be available for inspection at our principal executive offices.

All stockholders are cordially invited to attend the annual meeting in person. Whether or not you plan to attend, please sign and return the enclosed proxy as promptly as possible in the envelope enclosed for your convenience. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be signed and returned to ensure that all of your shares will be voted. You may submit your proxy and then later decide to attend the annual meeting to vote your shares in person. Your proxy is revocable in accordance with the procedures set forth in the attached proxy statement.

Sincerely,

Gary G. Friedman Chairman, President and Chief Executive Officer

Corte Madera, California

June 1, 2007

PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JULY 12, 2007

General

This proxy statement is furnished in connection with the solicitation by Restoration Hardware, Inc., a Delaware corporation, of proxies for the annual meeting of the stockholders to be held on July 12, 2007, at 9:30 a.m. local time. The annual meeting will be held at our corporate offices located at 5725 Paradise Drive, Building D, Corte Madera, California 94925. Our principal executive offices are located at 15 Koch Road, Suite J, Corte Madera, California 94925. Our telephone number at that address is (415) 924-1005. These proxy solicitation materials are first being mailed on or about June 5, 2007, to all stockholders entitled to notice of, and to vote at, the annual meeting.

All materials filed by us with the Securities and Exchange Commission (“SEC”) can be obtained at the SEC Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549 or through the SEC’s web site at www.sec.gov. You may obtain information on the operation of the SEC’s Public Reference Room by calling 1-800-SEC-0330.

Purpose of the Annual Meeting

At our annual meeting, holders of our common stock will be asked to:

1. Elect three Class III directors to serve for a three-year term until the 2010 annual meeting of the stockholders or until their successors are duly elected and qualified;

2. Adopt the Restoration Hardware, Inc. 2007 Stock Incentive Plan;

3. Ratify the selection of Deloitte & Touche LLP as our independent auditors for the fiscal year ending February 2, 2008; and

4. Transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

Record Date

The close of business on May 25, 2007, has been fixed as the record date for determining the holders of shares of our common stock entitled to notice of, and to vote at, the annual meeting and any adjournment or postponement thereof.

Revocability of Proxies

If the shares are held in the stockholder’s name, the proxy relating to such shares and given pursuant to this solicitation may be revoked by such stockholder at any time before the proxy is voted by: (1) sending written notice of revocation to our Secretary, Chris Newman, at the address of our principal executive offices; (2) executing and delivering a proxy bearing a later date to our Secretary; or (3) attending the annual meeting and voting in person. If the shares are held in “street name,” such stockholder should follow the directions provided by such stockholder’s broker regarding how to revoke the proxy. Attendance at the annual meeting by a stockholder who has executed and delivered a valid proxy will not in and of itself constitute a revocation of the proxy.

Voting Rights of Stockholders, Quorum

Only stockholders of record on the record date will be entitled to vote at the annual meeting. As of the close of business on May 25, 2007, we had outstanding 38,781,927 shares of our common stock. A majority of the shares of common stock entitled to vote, present in person or represented by proxy, shall constitute a quorum at the annual meeting.

Each outstanding share of our common stock on the record date is entitled to one vote on each matter to come before the annual meeting. Ken W. Obata, our Director of Financial Reporting, will act as the inspector of elections for the annual meeting, and will tabulate the stockholder votes, abstentions and broker “non-votes” at the meeting.

If any stockholder is unable to attend the annual meeting, the stockholder may vote by proxy. When the proxy is returned properly completed, it will be voted as directed by the stockholder on the proxy. Stockholders are urged to specify their choices on the enclosed proxy. If a proxy is signed and returned without choices specified, in the absence of contrary instructions, the shares of our common stock represented by the proxy will be voted “FOR” the director nominees and the other proposals to be presented at the annual meeting, and will be voted in the proxyholders’ discretion as to such other matters that may properly come before the annual meeting.

Required Vote for Approval

For the proposal relating to the election of three director nominees, the three candidates receiving the greatest number of affirmative votes cast at the annual meeting will be elected, provided a quorum is present and voting. Our stockholders may not cumulate votes in the election of directors. All other proposals will require the affirmative vote of a majority of the votes properly cast at the annual meeting.

Abstentions, Broker “Non-Votes”

In accordance with Delaware law, properly executed proxies marked “abstain” as well as proxies held in street name by brokers that are not voted on all proposals to come before the annual meeting (i.e., broker “non-votes”) will be considered present for the purposes of determining whether a quorum is in attendance at the annual meeting.

Directors are elected by a plurality vote. Stockholders have no right to cumulative voting as to any matter to be voted on at the annual meeting, including the election of directors. A properly executed proxy marked “withhold,” a broker “non-vote” or an abstention will not be calculated in computing a plurality and thus will have no effect on the results of the election of the director nominees listed below.

Any other matter properly brought before the annual meeting requires the favorable vote of a majority of the shares of common stock represented in person or by proxy and entitled to vote at the annual meeting. Abstentions are treated as present and entitled to vote under Delaware law and therefore have the effect of a vote against any such proposals.

Cost of Solicitation

We will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of the proxy materials and any additional solicitation materials furnished to the stockholders. We will furnish copies of proxy materials and any other additional solicitation materials to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward the proxy solicitation materials to such beneficial owners. In addition, we may reimburse such persons for their costs in forwarding the proxy solicitation materials to such beneficial owners. We may supplement the original solicitation of proxies by mail or by solicitation by telephone, telegram, facsimile or other means by our directors, officers or employees. No additional compensation will be paid to these individuals for any such services.

Deadline for Receipt of Stockholder Proposals for 2008 Annual Meeting

Requirements for Stockholder Proposals to be Brought Before the 2008 Annual Meeting

For stockholder proposals to be considered properly brought before an annual meeting, the stockholder must have given timely notice thereof in writing to our Secretary, Chris Newman. To be timely for the 2008 annual meeting, assuming that the 2008 annual meeting is held on the same date as the 2007 annual meeting, a stockholder’s notice must be delivered to or mailed and received by our Secretary at our principal executive offices no later than March 14, 2008 (120 days prior to the date of the meeting). A stockholder’s notice must accompany any stockholder proposal and shall set forth as to each matter the stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on our books, of the stockholder proposing such business and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (iii) the number of shares of our voting securities which are owned beneficially and of record by the stockholder of record and by the beneficial owner, if any, on whose behalf the proposal is made, and (iv) any material interest of the stockholder of record and the beneficial owner, if any, in such business.

Requirements for Stockholder Proposals to be Considered for Inclusion in Our Proxy Materials for the 2008 Annual Meeting

Stockholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and intended to be presented at our 2008 annual meeting of the stockholders must be received by our Secretary, Chris Newman, at the address of our principal executive offices no later than February 6, 2008 (120 days before the date on which we first mailed our proxy materials for the 2007 annual meeting), in order to be considered for inclusion in our proxy materials for that meeting.

Discretionary Authority

In addition, the proxies solicited by our board of directors for the 2008 annual meeting will confer discretionary authority to vote on any stockholder proposal presented at that meeting, unless we receive notice of such proposal no later than April 21, 2008 (45 days before the date on which we first mailed our proxy materials for the 2007 annual meeting).

MATTERS TO BE CONSIDERED AT ANNUAL MEETING

PROPOSAL 1: ELECTION OF DIRECTORS

General

Our second amended and restated certificate of incorporation, as amended, and our amended and restated bylaws provide for a classified board of directors consisting of three classes of directors with staggered three-year terms, with each class consisting, as nearly as possible, of one-third of the total number of directors. Our amended and restated bylaws provide that the authorized number of directors shall be set by resolution of the board of directors. Our board of directors has authorized a board of nine directors and our current board consists of seven persons. At each annual meeting of the stockholders, directors will be elected for a term of three years to succeed those directors whose terms are expiring.

Classified Board

Our board is currently composed of the following classes of directors:

Class	Expiration	Member
Class III	2007	Gary G. Friedman, Robert C. Hamer III and T. Michael Young
Class I	2008	Raymond C. Hemmig and Glenn J. Krevlin
Class II	2009	Robert E. Camp and M. Ann Rhoades

Class III Directors

At the annual meeting, holders of our common stock will elect three Class III directors, each to serve a three year term until the 2010 annual meeting of stockholders or until a successor is duly elected and qualified or until the director’s earlier resignation or removal. The director nominees have agreed to serve if elected, and we have no reason to believe that such nominees will be unwilling or unable to serve. In the event any director nominee is unable or declines to serve as a director at the time of the annual meeting, the proxies will be voted for any nominee who may be designated by our board of directors to fill the vacancy. Proxies received will be voted “FOR” the nominees named below, unless marked to the contrary. Proxies may not be voted for a greater number of persons than the number of nominees named.

Information About Class III Director Nominees

The following three director nominees are to stand for election by the holders of our common stock:

Gary G. Friedman joined us as our Chief Executive Officer in March 2001. He was elected by our board as a director at the same time and his term as a director expires at the annual meeting of stockholders in 2007. In November 2001 he was also appointed our President, and in March 2005 he was also appointed chairman of the board of directors. Prior to joining us, Mr. Friedman was for 13 years with Williams-Sonoma, Inc. (NYSE: WSM), a specialty retailer of high quality products for the home, where he served in various capacities, including as President and Chief Operating Officer from May 2000 to March 2001, as Chief Merchandising Officer and President of Retail Stores from 1995 to 2000, and as Executive Vice President and President of the Williams-Sonoma and Pottery Barn brands from 1993 to 1995. Mr. Friedman also spent 11 years at Gap, Inc., in various management positions.

Robert C. Hamer III has served as one of our directors since August 2005 and his term as a director expires at the annual meeting of stockholders in 2007. Mr. Hamer is currently the chief executive officer, chairman and controlling shareholder of Primitive Logic, Inc., a private technology services firm based in San Francisco that he founded in 1997. Prior to founding Primitive Logic, Mr. Hamer held technology positions with Wells Fargo Bank, Bank of America, Beneficial Data Processing Corporation, Crum & Forster Insurance, and RCA-Solid State Division.

T. Michael Young has served as one of our directors since March 2005 and his term as a director expires at the annual meeting of stockholders in 2007. He is currently the chairman of the audit committee. Mr. Young also is currently a managing partner and an executive officer of The CapStreet Group, LLC, a private equity firm, and has held this position since July 2006. Mr. Young is the chairman of the board of Metal Supermarkets (Canada), Ltd., a privately-held metal distributor with locations in the United States, Canada, Europe, and the Middle East, and has held this position since December 2005. From December 2002 to December 2005, he was President and Chief Executive Officer of Metal Supermarkets and was elected to the board of directors of that company in October 2003. Since April 2004, Mr. Young has served on the board of directors of Emeritus Corporation (AMEX: ESC), a publicly-traded national operator of assisted living residential communities. Since May 2006, Mr. Young has also served on the board of directors of Koppers, Inc. (NYSE: KOP), a publicly-traded international integrated producer of carbon compounds and treated wood products. From June 1998 to May 2002, Mr. Young served as chairman of the board of directors of Transportation Components, Inc., a publicly held distributor of replacement parts for commercial trucks and trailers, and also served as its President and Chief Executive Officer from June 1998 until May 2001. Mr. Young was also Chairman, Chief Executive Officer and President of Hi-Lo Automotive, Inc., a public retailer and wholesale distributor of automotive parts and supplies, from 1987 to 1998. Mr. Young is a Certified Public Accountant and former partner of Arthur Andersen & Co.

Vote Required

Assuming the presence of a quorum, our three Class III directors to stand for election by the holders of our common stock will be elected, from among those persons nominated, by the affirmative vote of holders of a plurality of our outstanding common stock present in person or represented by proxy and entitled to vote at the annual meeting. The three nominees receiving the highest number of votes in favor of their election will be elected, regardless of the number of abstentions or broker “non-votes.”

RECOMMENDATION OF THE BOARD OF DIRECTORS

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE DIRECTOR NOMINEES.

EXECUTIVE OFFICERS AND DIRECTORS

The following table sets forth information regarding our executive officers and directors as of May 30, 2007:

Name	Age	Position
Gary G. Friedman(4)	49	President, Chief Executive Officer and Chairman of the Board of Directors
Robert E. Camp	64	Director
Robert C. Hamer III(1)	48	Director
Raymond C. Hemmig(1)(2)	57	Director
Glenn J. Krevlin(3)	47	Director
M. Ann Rhoades(2)	62	Director
T. Michael Young(1)	62	Director
Chris Newman	42	Senior Vice President, Chief Financial Officer and Secretary
Ken Dunaj	40	Chief Operating Officer
Bonnie McConnell-Orofino	47	Chief Merchandising Officer
Ian B. Sears	37	Chief Marketing Officer
Vivian C. Macdonald	40	Vice President, Corporate Controller

(1)	Member of the audit committee
(2)	Member of the compensation committee
(3)	Member of the nominating committee
(4)	Member of the secondary committee under the 1998 Stock Incentive Plan

Gary G. Friedman joined us as our Chief Executive Officer in March 2001. He was elected by our board as a director at the same time and his term as a director expires at the annual meeting of stockholders in 2007. In November 2001 he was also appointed our President, and in March 2005 he was also appointed chairman of the board of directors. Prior to joining us, Mr. Friedman was for 13 years with Williams-Sonoma, Inc. (NYSE: WSM), a specialty retailer of high quality products for the home, where he served in various capacities, including as President and Chief Operating Officer from May 2000 to March 2001, as Chief Merchandising Officer and President of Retail Stores from 1995 to 2000, and as Executive Vice President and President of the Williams-Sonoma and Pottery Barn brands from 1993 to 1995. Mr. Friedman also spent 11 years at Gap, Inc., in various management positions.

Robert E. Camp has served as one of our directors since June 1994 and his term as a director expires at the annual meeting of stockholders in 2009. He and his wife are majority shareholders in Hero’s Welcome Inc., a Vermont-based up-scale general store and direct mail operation, which he founded in November 1993. From March 1999 until February 2004, Mr. Camp served as a member of the board of directors of Kitchen Etc., Inc., a New England-based specialty retailer of cooking and dining products, and as its Chief Executive Officer from August 1999 until February 2004, prior to its filing in June 2004 of a petition for relief under Chapter 11 of the United States Bankruptcy Code. He is the former President and Chief Executive Officer of Pier 1 Imports Inc. (NYSE: PIR), a specialty retailer of imported decorative home furnishings and gifts, and was associated with that company from 1967 to 1985. In 1971, Mr. Camp co-founded Import Bazaar Ltd., a Canadian-based import business, which was subsequently sold to Pier 1 Imports Inc. In 1986, he founded Simpson and Fisher Companies, Inc., a specialty retail holding company, where he was President and Chief Executive Officer from June 1986 through February 1992.

Robert C. Hamer III has served as one of our directors since August 2005 and his term as a director expires at the annual meeting of stockholders in 2007. Mr. Hamer is currently the chief executive officer, chairman and controlling shareholder of Primitive Logic, Inc., a private technology services firm based in San Francisco that he founded in 1997. Prior to founding Primitive Logic, Mr. Hamer held technology positions with Wells Fargo Bank, Bank of America, Beneficial Data Processing Corporation, Crum & Forster Insurance, and RCA-Solid State Division.

Raymond C. Hemmig has served as one of our directors since June 1994 and his term as a director expires at the annual meeting of stockholders in 2008. He currently is chairman of our compensation committee. Since October 2003, he has served as Chairman of the Board of Buffet Partners, L.P., a privately held operator of scatter-bar buffet restaurants. Mr. Hemmig has served as the Chairman and General Partner of Retail & Restaurant Growth Capital, L.P., a licensed Small Business Investment Corporation, since 1995. He served as the Chairman of the Board of Ace Cash Express, Inc. (NASDAQ: AACE), a publicly traded chain of retail financial services stores, from September 1988 to October 2006. Mr. Hemmig also served as the Chief Executive Officer of Ace from 1988 to 1994. He also serves on the boards of several private companies. From 1990 until May 1994, Mr. Hemmig served as a director of On the Border Cafes, Inc., a publicly traded restaurant chain. From 1985 to September 1988, Mr. Hemmig was a partner and co-founder of Hemmig & Martin, a consulting firm to clients in the food service, retail, and franchise industries. He served as an Executive Vice President of Grandy’s Inc., a subsidiary of Saga Corp., from 1983 to 1985, and was a Vice President and the Chief Operating Officer of Grandy’s Country Cookin’, the predecessor restaurant company, from 1980 to 1983. He also worked with Hickory Farms of Ohio, Inc. from 1973 to 1980 in various operational and executive positions.

Glenn J. Krevlin has served as one of our directors since March 2001 and his term as a director expires at the annual meeting of stockholders in 2008. Since January 2001, Mr. Krevlin has served as the managing member of Krevlin Advisors, LLC, an investment management firm, which is the managing member of GJK Capital Management, LLC, the general partner of each of Glenhill Capital LP and Glenhill Concentrated Short Biased Fund, L.P., each of which is an investment partnership. In addition, since 2001, Mr. Krevlin has served as the managing member of Glenhill Overseas Management, LLC, an investment management firm. Previously, Mr. Krevlin was a general partner at Cumberland Associates LLC, an investment firm, from 1994 to December 2000.

M. Ann Rhoades served as one of our directors from August 1999 through March 2001 and rejoined our board of directors in March 2005. Ms. Rhoades’ term as a director expires at the annual meeting of stockholders in 2009. Ms. Rhoades is the President of PeopleInk, Inc., a human resources consulting firm. Ms. Rhoades also serves as a member of the Boards of Directors of JetBlue Airways Corporation (NASDAQ: JBLU), a publicly traded passenger airline, and of P. F. Chang’s China Bistro, Inc. (NASDAQ: PFCB), a publicly traded restaurant chain. From April 1999 through April 2002, Ms. Rhoades served as Executive Vice President, People for JetBlue Airways. From January 1995 to March 1999, Ms. Rhoades was the Executive Vice President, Team Services & Public Relations for Promus Hotel/DoubleTree Hotels Corporation. From June 1989 to January 1995, Ms. Rhoades was the Vice President, People for Southwest Airlines (NYSE: LUV), a publicly traded passenger airline.

T. Michael Young has served as one of our directors since March 2005 and his term as a director expires at the annual meeting of stockholders in 2007. He is currently the chairman of the audit committee. Mr. Young also is currently a managing partner and an executive officer of The CapStreet Group, LLC, a private equity firm, and has held this position since July 2006. Mr. Young is the chairman of the board of Metal Supermarkets (Canada), Ltd., a privately-held metal distributor with locations in the United States, Canada, Europe, and the Middle East, and has held this position since December 2005. From December 2002 to December 2005, he was President and Chief Executive Officer of Metal Supermarkets and was elected to the board of directors of that company in October 2003. Since April 2004, Mr. Young has served on the board of directors of Emeritus Corporation (AMEX: ESC), a publicly-traded national operator of assisted living residential communities. Since May 2006, Mr. Young has also served on the board of directors of Koppers, Inc. (NYSE: KOP), a publicly-traded international integrated producer of carbon compounds and treated wood products. From June 1998 to May 2002, Mr. Young served as chairman of the board of directors of Transportation Components, Inc., a publicly held distributor of replacement parts for commercial trucks and trailers, and also served as its President and Chief Executive Officer from June 1998 until May 2001. Mr. Young was also Chairman, Chief Executive Officer and President of Hi-Lo Automotive, Inc., a public retailer and wholesale distributor of automotive parts and supplies, from 1987 to 1998. Mr. Young is a Certified Public Accountant and former partner of Arthur Andersen & Co.

Chris Newman has served as our Senior Vice President, Chief Financial Officer and Secretary since March 2006. From September 2005 to March 2006, Mr. Newman served as Vice President and Chief Financial Officer, Store Operations, of Limited Brands, Inc., the operator of Victoria’s Secret, Bath & Body Works and other retail chains. From 1999 until September 2005, Mr. Newman worked in various other executive-level positions at Limited Brands, including Vice President of Finance, Bath & Body Works, and Vice President of Finance, Victoria’s Secret Stores. From 1990 until 1999, Mr. Newman served in various financial positions at PepsiCo, Incorporated.

Ken Dunaj has served as our Chief Operating Officer since May 2006. From August 2005 until May 2006, Mr. Dunaj served as Senior Vice President, Global Logistics, for Williams-Sonoma Inc., a specialty retailer of products for the home. From September 2000 to August 2005, Mr. Dunaj held various other positions at Williams-Sonoma, including Vice President, Distribution. Prior to joining Williams-Sonoma, Mr. Dunaj held positions at Toysrus.com, Genesis Direct Inc., Reebok International, Ltd. and Nike, Inc.

Bonnie McConnell-Orofino has served as our Chief Merchandising Officer since February 2007. From February 2006 to February 2007, Ms. McConnell-Orofino served as our Senior Vice President, General Manager of Tri-Channel. Ms. McConnell-Orofino joined us in July 2000 as our Vice President, Divisional Merchandise Manager – Decorative Accessories/Furniture and served in that position until February 2006. From June 1992 until July 2000, Ms. McConnell-Orofino held various positions at Mervyn’s LLC.

Ian B. Sears has served as our Chief Marketing Officer since April 2007. From September 2006 to April 2007, Mr. Sears served as our Senior Vice President, General Manager of Direct. Mr. Sears joined us in April 2006 as our Vice President, Divisional Merchandise Manager—Textiles and served in that position until September 2006. From August 2002 until April 2006, Mr. Sears served as the Divisional Merchandise Manager—Textiles for Pottery Barn Kids, a division of Williams Sonoma, Inc., as Divisional Merchandise Manager—Pottery Barn Bed + Bath catalog from August 2000 until August 2002, and as Senior Buyer—Home Furnishings for Pottery Barn from February 2000 until August 2000.

Vivian Macdonald joined us as our Vice President, Corporate Controller in June 2006. Ms. Macdonald previously served as the Company’s Vice President, Corporate Controller, from April 2003 to January 2004, and as the Company’s Corporate Controller from November 2002 to April 2003. Ms. Macdonald most recently served as Vice President of Finance and Corporate Controller of Design Within Reach, Inc., a provider of modern design furnishings and accessories, from March 2006 to June 2006. From December 2004 to March 2006, Ms. Macdonald served as Vice President, Corporate Controller of Thermage, Inc., a medical device company developing aesthetic and therapeutic applications and as the company’s Corporate Controller from April 2004 to December 2004. Ms. Macdonald previously was with Fair Isaac & Company, Inc., a provider of decision-making solutions, where she was Director of Accounting from May 2000 through January 2002 and then Director of Finance and Acting Corporate Controller from January 2002 through November 2002.

Our board of directors has authorized a board of nine directors and our current board consists of seven persons. We currently have not identified individuals to fill the two vacancies on our board of directors.

Our directors serve in such capacity until the annual meeting of the stockholders corresponding to the end of their respective terms or until their successors are duly elected and qualified, unless they have earlier resigned or been removed. Our officers hold their offices until their successors are chosen and qualify or until their earlier resignation or removal.

Relationship Among Directors or Executive Officers

There are no current family relationships among any of our directors or executive officers.

In connection with his prior employment with the Company, Jason Camp, our former Senior Vice President, was asked to relocate to California in 2001. As part of his relocation package, we made a full recourse loan to Mr. Camp in the principal amount of $200,000. The interest on the outstanding principal amount of the loan was

8.0% per annum, compounded annually, and the entire amount of interest and all outstanding principal was due and payable on August 15, 2006, if not earlier pre-paid in full with interest. Mr. Camp paid in full the entire amount of accrued interest and outstanding principal in accordance with the terms of this loan agreement during fiscal year 2006 in connection with his departure from the Company in July 2006. Mr. Camp’s father is Robert E. Camp, a member of our board of directors.

Director Independence

Our board of directors has determined that Messrs. Hamer, Hemmig, Krevlin, and Young and Ms. Rhoades are “independent” as that term is defined in Rule 4200 of the listing standards of the National Association of Securities Dealers, Inc. Accordingly, a majority of the members of our board of directors is independent under the listing standards of the National Association of Securities Dealers, Inc. The independent directors meet from time to time in executive session without the other members of the board.

Meetings and Committees of the Board of Directors

Our board of directors held seven formal meetings during the fiscal year ended February 3, 2007. Our board of directors also acted by written consent on several occasions and held numerous informal meetings during the fiscal year ended February 3, 2007. Our board of directors has an audit committee, a compensation committee, a nominating committee and a secondary committee under the 1998 Stock Incentive Plan. Each director attended or participated in 75% or more of the aggregate of (i) the total number of meetings of our board of directors, and (ii) the total number of meetings held by all committees of our board on which such director served, during the fiscal year ended February 3, 2007.

In March 2005, the board of directors voted to create the position of lead independent director of the board of directors and adopted a lead independent director charter. The charter provides that the lead independent director shall serve in a lead capacity to coordinate the activities of the other non-employee directors and to perform such other duties and functions as directed by the board from time to time. None of our directors currently serves as lead independent director.

Our board of directors has adopted a Code of Ethics for Chief Executive and Senior Financial Officers which applies to our chief executive officer and senior financial officers, and our board of directors has adopted a Code of Business Conduct which applies to all of our employees, officers and directors. Both codes are posted on our web site at www.RestorationHardware.com and any amendments or waivers to either code, to the extent they occur, shall also be posted on our web site, pursuant to the requirements of the Securities Exchange Act of 1934, as amended, and the rules thereunder promulgated by the Securities and Exchange Commission. Each code satisfies the requirements under Item 406 of Regulation S-K, and the Code of Business Conduct satisfies the NASDAQ rules applicable to issuers listed on the NASDAQ Global Market.

The board of directors has adopted an audit committee charter, which sets the qualifications of the audit committee members and the responsibilities and duties of the audit committee. A current copy of the audit committee charter was attached as Annex A to our 2005 proxy statement.

Established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, our audit committee of the board of directors currently consists of Messrs. Hamer, Hemmig and Young, with Mr. Young as the chairman of the committee. During the fiscal year ended February 3, 2007, the audit committee of the board of directors consisted of Messrs. Damon H. Ball, Hemmig and Young, with Mr. Young as the chairman of the committee. The audit committee’s primary purpose is to assist our board of directors in overseeing the accounting and financial reporting processes of the Company and audits of the financial statements of the Company. The audit committee also reviews the policies and procedures adopted by the Company to fulfill its responsibilities regarding the fair and accurate presentation of financial statements in accordance with generally accepted accounting principles. The audit committee is directly responsible for, among other things, the appointment, compensation, retention and oversight of the Company’s independent auditors. Additionally, the audit committee must preapprove all audit and non-audit services performed by the Company’s independent auditors. The audit committee also has been designated by our board of directors as a qualified legal compliance committee. Our audit committee held 12 meetings during the fiscal year ended February 3, 2007. Our audit committee also acted by written consent on several occasions and held additional informal meetings during the fiscal year ended February 3, 2007. After considering relationships between each member of the audit committee and the Company and our subsidiaries and reviewing the qualifications of the members of the audit committee, our board of directors has determined that all current members of the audit committee are: (1) “independent” as that term is defined in Section 10A of the Securities Exchange Act of 1934, as amended, and Rule 10A-3(b)(1) thereunder; and (2) “independent” as that term is defined in Marketplace Rules 4200 and 4350(d) of the listing standards of the National Association of Securities Dealers, Inc. Furthermore, our board of directors has determined that Mr. Young qualifies as an audit committee financial expert, as defined by the applicable rules of the Securities Exchange Act of 1934, as amended, and has current and past employment experience in finance which results in his financial sophistication for purposes of Marketplace Rule 4350(d) of the listing standards of the National Association of Securities Dealers, Inc.

Our compensation committee currently consists of Mr. Hemmig and Ms. Rhoades, with Mr. Hemmig as chairman of the committee. Our board of directors has determined that all current members of the compensation committee are “independent” as that term is defined in Rule 4200 of the listing standards of the National Association of Securities Dealers, Inc. The compensation committee’s function is to assist our board of directors in discharging its responsibilities relating to compensation of our directors and officers, in particular, by reviewing and determining the salaries and incentives of our executive officers, including the Chief Executive Officer, and establishing the general compensation goals and objectives for such individuals. Our compensation committee also has concurrent authority with our secondary committee to administer aspects of our 1998 Stock Incentive Plan. With regard to our executive officers, our compensation committee has sole and exclusive authority to administer aspects of the plan and to make discretionary option grants under the plan to such persons. Our compensation committee held 11 formal meetings during the fiscal year ended February 3, 2007. Our compensation committee also acted by written consent on several occasions and held numerous informal meetings during the fiscal year ended February 3, 2007. A current copy of the compensation committee charter is attached as Appendix B hereto.

The sole member of our nominating committee is currently Mr. Krevlin. During the fiscal year ended February 3, 2007, our nominating committee was comprised of Messrs. Ball and Krevlin. Our board of directors has determined that Mr. Krevlin is “independent” as that term is defined in Rule 4200 of the listing standards of the National Association of Securities Dealers, Inc. The nominating committee’s function is to assist the board in all matters relating to the establishment, implementation and monitoring of policies and processes regarding the recruitment and nomination of candidates to the board and committees of the board and review, and to make recommendations to the board of directors regarding, the composition of the board and committees of the board. Additional duties and responsibilities of the nominating committee are set forth in its charter, which was adopted and approved in May 2004 and a copy of which is available on our web site at www.RestorationHardware.com. Our nominating committee did not hold any formal meetings during the fiscal year ended February 3, 2007, but informal meetings between the two members of the nominating committee during the fiscal year ended February 3, 2007 were held throughout the fiscal year and the nominating committee acted by written consent on one occasion during the fiscal year. In accordance with NASDAQ Marketplace Rule 4350(c), director nominees will either be selected, or recommended for the Board’s selection, by a majority of the independent directors or a nominating committee comprised solely of independent directors.

Our secondary committee under the 1998 Stock Incentive Plan currently consists of Mr. Friedman and has concurrent authorization with the compensation committee to make discretionary option grants under our 1998 Stock Incentive Plan to eligible individuals other than our executive officers pursuant to guidelines issued from time to time by our board. The committee held 20 meetings during the fiscal year ended February 3, 2007.

Director Nomination Process

Our amended and restated bylaws provides that nominations for election to our board of directors must be made by the board of directors or by a committee appointed by the board of directors for such purpose or by any stockholder of any outstanding class of our capital stock entitled to vote for the election of directors. Nominations by stockholders must be preceded by notification in writing received by our Secretary, Chris Newman, not less than 120 days prior to any meeting of stockholders called for the election of directors. A stockholder’s notice must contain the written consent of each proposed nominee to serve as a director if so elected and the following information as to each proposed nominee and as to each person, acting alone or in conjunction with one or more other persons as a partnership, limited partnership, syndicate or other group, who participates or is expected to participate in making the nomination or in organizing, directing or financing the nomination or solicitation of proxies to vote for the nominee: (a) the name, age, residence, address, and business address of each proposed nominee and of each such person; (b) the principal occupation or employment, the name, type of business and address of the corporation or other organization in which such employment is carried on of each proposed nominee and of each such person; (c) the amount of our stock owned beneficially, either directly or indirectly, by each proposed nominee and each such person; and (d) a description of any arrangement or understanding of each proposed nominee and of each such person with each other or any other person regarding future employment or any future transaction to which the Company will or may be a party.

With respect to director nominees by our board of directors, our board of directors has resolved that director nominees are to be recommended for the board’s selection either by a majority of the independent directors on the board or by our nominating committee, provided that our nominating committee is comprised solely of independent directors in accordance with the NASDAQ rules applicable to issuers listed on the NASDAQ Global Market. However, such authority to select or to recommend to the board of directors for selection the director nominees shall not apply in cases where the right to nominate a director legally belongs to a third party or parties.

Our board of directors has adopted a policy pursuant to which our board of directors, our nominating committee and the independent directors of the board of directors recommending director nominees shall consider any director candidates recommended by our stockholders, provided the information regarding director candidates recommended by stockholders is submitted to our board of directors, the nominating committee or the independent directors of the board recommending director nominees, as applicable, in compliance with the following requirements. Director candidate nominations from stockholders must be provided in writing and must include (a)(1) the candidate’s name, age, business address and residence address, (2) the candidate’s biographical information, including educational information, principal occupation or employment, past work experience (including all positions held during the past five years), personal references, and service on boards of directors or other material positions that the candidate currently holds or has held during the prior three years, (3) the number of shares of the Company which are beneficially owned by the candidate, (4) any potential conflicts of interest that might prevent or otherwise limit the candidate from serving as an effective member, and (5) any other information pertinent to the qualification of the candidate, and (b)(1) the name and record address of the stockholder making the recommendation, and (2) the number of shares of the Company which are beneficially owned by such stockholder and the period of time such shares have been held, including whether such shares have been held for in excess of one year prior to the date of the recommendation. These director candidate recommendation materials are to be sent to our Secretary, Chris Newman, at our principal executive offices, and may be submitted at any time. Since the issuance of our proxy statement for our 2003 annual meeting of stockholders, we have not received a director nominee recommendation from any stockholder (or group of stockholders) that beneficially owns more than five percent of our common stock.

Our nominating committee under its charter has the authority, to the extent it deems necessary or appropriate, to retain a search firm to be used to identify director candidates. No such search firm was used for the slate of director nominees for the 2007 annual meeting since all director nominees are current directors of the Company.

The process for identifying and evaluating nominees for director, including nominees recommended by stockholders, involves (with or without the assistance of a retained search firm) compiling names of potentially eligible candidates, vetting candidates’ qualifications, conducting background and reference checks, conducting interviews with candidates and/or others (as schedules permit), meeting to consider and recommend final candidates to the board of directors and, as appropriate, preparing and presenting to the board of directors an analysis with regard to particular, recommended candidates. Our nominating committee or the independent directors of the board of directors recommending director nominees also will identify director nominees who have the highest personal and professional integrity, have demonstrated exceptional ability and judgment, and, together with other director nominees and members of our board of directors, shall effectively serve our stockholders’ long-term interests and contribute to the Company’s overall corporate goals. There are no differences in the manner in which our nominating committee or the independent directors of the board of directors recommending director nominees evaluate nominees for director based on whether the nominee is recommended by a stockholder.

There are no specific, minimum qualifications that our nominating committee or the independent directors of the board of directors recommending director nominees shall require to be met by a committee/independent director-recommended nominee for a position on our board of directors, nor are there any specific qualities or skills that are necessary for one or more of our directors to possess, other than as are necessary to meet specific requirements under the rules of the Securities and Exchange Commission and the National Association of Securities Dealers, Inc. for NASDAQ-listed issuers. Our nominating committee and the independent directors of the board of directors recommending director nominees shall consider a potential candidate’s experience, areas of expertise, and other factors relative to the overall composition of our board of directors.

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended February 3, 2007, the members of the compensation committee of our board of directors were Mr. Hemmig and Ms. Rhoades. None of the individuals on our compensation committee were officers or employees of the Company at any time during the fiscal year ended February 3, 2007, or at any other time. None of our current executive officers served as members of the board of directors or compensation committee of any other entity which has one or more executive officers serving as a member of our board of directors or compensation committee.

Process for Stockholders to Send Information to the Board of Directors

It is the policy of our board of directors to encourage all forms of information to be provided to the board of directors and/or its members by our stockholders. All such communications shall be in written form, addressed to the board of directors or to one or more individual members of the board of directors, and sent care of our Secretary, Chris Newman, at the address of our principal executive offices or via fax to (415) 927-7264. Our Secretary shall promptly provide all such stockholder communications to the applicable member(s) of our board of directors or the entire board of directors, as requested in the stockholder communications.

Policy Regarding Board Member Attendance At Annual Meetings

The policy of our board of directors with regard to attendance by members of the board of directors at annual meetings is not to require attendance at such annual meetings, but board members are free to attend if they choose to do so. One director attended the 2006 annual meeting of stockholders.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview of Compensation Program and Philosophy

The Company’s compensation program is intended to support the achievement of annual and long-term strategic goals of the Company by attracting and rewarding employees for superior results. Such a program aligns employees’ interests with those of the stockholders by rewarding performance that reaches or exceeds established goals, with the ultimate objective of improving stockholder value.

To that end, the Company evaluates both performance and compensation of employees to ensure that the Company maintains its ability to attract and retain employees and that compensation provided to employees remains competitive relative to the compensation paid to similarly-situated employees of peer companies.

The above policies guide the compensation committee of the board of directors (the “Committee”) in assessing the compensation to be paid to executive officers of the Company. The Committee endeavors to ensure that the total compensation paid to executive officers is fair, reasonable and competitive consistent with the Company’s compensation policies. The above policies also guide the Committee as to the proper allocation between long-term compensation, current cash compensation, and short-term bonus compensation.

In determining the particular elements of compensation that will be used to implement the Company’s overall compensation policies, the Committee also takes into consideration a number of factors related to the Company’s performance, such as the Company’s earnings per share, profitability and revenue growth, as well as competitive practices among peer companies.

Role of Executive Officers in Compensation Decisions

The Committee reviews the compensation paid to the President and Chief Executive Officer of the Company and the Committee’s decision with respect to the compensation to be paid to the President and Chief Executive Officer is submitted to the board of directors for ratification. With regard to the compensation paid to each executive officer other than the President and Chief Executive Officer, the President and Chief Executive Officer reviews, on an annual basis, the compensation paid to each such executive officer during the past year and submits to the Committee his recommendations regarding the compensation to be paid to such persons during the next year. Following a review of such recommendations, the Committee will take such action regarding such compensation as it deems appropriate, including either approving compensation in an amount the Committee deems reasonable or submitting to the board of directors for ratification its recommendation regarding the compensation to be paid to such executive officers.

Management plays a significant role in the compensation-setting process for executive officers, other than the President and Chief Executive Officer, by:

•	evaluating employee performance;

•	recommending business performance targets and establishing objectives; and

•	recommending salary levels, bonuses and stock awards.

Management also prepares meeting information for each Committee meeting, and the President and Chief Executive Officer participates in Committee meetings at the Committee’s request to provide:

•	background information regarding the Company’s strategic objectives;

•	his evaluation of the performance of the executive officers; and

•	compensation recommendations as to executive officers (other than himself).

Setting Executive Compensation

Based on the foregoing objectives, the Committee has structured the Company’s annual and long-term incentive-based cash and non-cash executive compensation to motivate executive officers to achieve the business goals set by the Company and reward executive officers for achieving such goals.

In making compensation decisions, the Committee believes that information regarding pay practices at other peer companies is useful because the Committee recognizes that the Company’s compensation practices must be competitive in the marketplace.

In furtherance of these objectives, in 2006 the Committee engaged a small independent outside human resources consulting firm to provide research regarding compensation programs and compensation levels among a peer group of publicly-traded and privately held retail companies. The independent consulting firm reported directly to the Committee. The Committee’s charter grants the Committee the sole authority to retain and terminate any consultant that it uses to assist in the Committee’s evaluation of director or executive officer compensation.

The independent consulting firm provided the Committee with relevant market data and alternatives to consider when making compensation decisions for the executive officers. The companies comprising the peer group were as follows: Bombay Companies, Cost Plus, Sharper Image, Williams-Sonoma, Pier 1 Imports, Kirkland’s, and Gap, Inc.

For fiscal year 2006, there was no pre-established policy or target for the allocation of cash and non-cash or short-term and long-term incentive compensation. Rather, the Committee reviewed the information provided by the independent consulting firm in determining the appropriate level and mix of incentive compensation.

The Committee also relies upon its judgment and, when appropriate, management’s judgment of each individual in determining the amount and mix of compensation elements and whether each particular payment or award provides an appropriate incentive and reward for performance that sustains and enhances stockholder value. Key factors affecting this judgment include:

•	performance compared to the financial, operational and strategic goals established for the executive officer or the Company at the beginning of the year;

•	nature, scope and level of responsibilities;

•	contribution to the Company’s financial results, particularly with respect to key metrics such as cash flow, revenue and earnings; and

•	effectiveness in leading Company initiatives.

In addition, the Committee considers each executive officer’s current salary and prior-year bonus, the appropriate balance between incentives for long-term and short-term performance, the compensation paid to the executive officer’s peers within the Company and the compensation paid to similarly-situated executive officers at peer companies.

2006 Executive Compensation Components

For the fiscal year ended February 3, 2007, the principal components of compensation for the executive officers were:

•	base salary;

•	performance-based annual incentives;

•	long-term equity incentive compensation; and

•	perquisites and other personal benefits.

Base Salary

The Company provides executive officers and other employees with base salary to compensate them for services rendered during the fiscal year. In setting base salaries, the Committee periodically reviews published compensation survey data for the industry. The base salary for each of the executive officers is guided by the salary levels for comparable positions in the industry, as well as the individual’s personal performance and internal alignment considerations. The relative weight given to each factor varies with each individual at the Committee’s discretion.

Each executive officer’s base salary is typically reviewed every year and is adjusted from time to time on the basis of:

•	the Committee’s evaluation of the executive officer’s personal performance for the year; and

•	the competitive marketplace for persons in comparable positions.

The performance and profitability of the Company also may be a factor in determining the base salaries for the executive officers. In addition, in certain cases the Committee has approved, as part of an executive officer’s initial employment arrangement with the Company, a pre-determined increase in the executive officer’s base salary in a later year.

Performance-Based Cash Incentives

The Company has adopted a Management Incentive Plan, or MIP, which provides the Committee the latitude to design a cash based-incentive compensation program to motivate and reward performance for the year for eligible employees, including the executive officers of the Company. The Committee considers each year whether a Management Incentive Plan bonus pool should be established for the year and, if so, approves the group of employees eligible to participate in the Management Incentive Plan for that year. The Management Incentive Plan includes various incentive levels based on the participant’s position. Cash bonuses under the Management Incentive Plan have the effect of linking a significant portion of the executive officers’ total cash compensation to the Company’s overall performance.

Executive officers are eligible to receive an annual cash bonus based on a percentage of base salary under the Company’s Management Incentive Plan. The Committee sets minimum, target and maximum levels for the Company’s financial objectives each year and the payment and amount of any bonus is dependent upon whether the Company achieves those performance goals. The Committee generally establishes financial objectives for the Company that it believes can be reasonably achieved with strong individual performance over the fiscal year.

Generally, the Committee sets the minimum, target and maximum levels based upon the Company’s achievement of specified results with respect to earnings before taxes, or EBT, for that fiscal year, subject to the Committee’s oversight and modification of those levels. Minimum levels are set below the target level, while maximum levels are set above the target level. In making the determination of minimum, target and maximum levels, the Committee may consider the specific circumstances facing the Company during the year and the Company’s strategic plan for the year. In past years, the target level with respect to EBT has been based on the Company’s internal performance goals and not analyst estimates of the Company’s earning performance for the year.

If the minimum, target or maximum performance objectives are met, participants will receive a bonus payment under the Management Incentive Plan, with the specific amount that such participant receives dependent on his or her individual performance. Individual performance is based upon the evaluation of the individual employee’s performance and contribution for the fiscal year. For example, if an executive officer has a mid-range bonus amount of 30% of his base salary and the Company meets target EBT objectives for the fiscal year, the executive officer will receive a cash incentive bonus payment under the plan equal to 30% of his current annual base salary if the executive officer’s individual performance meets his mid-range goals for the fiscal year.

If the Company meets target EBT objectives for the year and the executive officer’s individual performance exceeds his mid-range goal for the fiscal year, his bonus payment for the year will exceed 30% of his salary, subject to a maximum bonus amount. If, on the other hand, the Company meets target EBT objectives for the year but the executive officer’s individual performance is below his mid-range goal for the fiscal year, his bonus payment for the year will be less than 30% of his salary, subject to a minimum bonus amount. If the Company does not meet minimum EBT objectives for the fiscal year, generally no bonus payments will be made under the Management Incentive Plan.

For fiscal year 2006, the amount that could have been received by the Company’s President and Chief Executive Officer under the Management Incentive Plan ranged from between 20% of base salary to up to 200% of base salary, with a mid-range bonus amount of 100% of base salary. For the Company’s other executive officers, other than the President and Chief Executive Officer, the amount such officers could have received ranged from 4% of base salary to up to 120% of base salary, with mid-range bonus amounts from 20% to 60% of base salary. The table entitled “Grants of Plan-Based Awards” in this proxy statement sets forth the estimated range of cash payouts to executive officers under the Management Incentive Plan assuming minimum, target or maximum performance objectives were met for fiscal year 2006.

Each of the following named executive officers received the following payments in April 2007 under the Management Incentive Plan for fiscal year 2006 performance:

Name	2006 MIP Bonus Award
Gary G. Friedman	$165,000
Ken Dunaj	$53,704
Chris Newman	$35,599
Bonnie McConnell-Orofino	$35,200
Vivian Macdonald	$12,262

The Committee retains wide discretion to interpret the terms of the Management Incentive Plan and to interpret and determine whether the Company’s EBT objectives or an individual’s performance objectives have been met in any particular fiscal year. The Committee also retains the right to exclude extraordinary charges or other special circumstances in determining whether the Company’s EBT objectives were met during any particular fiscal year. Further, the Committee may consult with the board of directors or seek ratification from the board of directors with respect to interpretations of the terms of the Management Incentive Plan.

In addition, the Committee may approve cash bonuses outside of the Management Incentive Plan. For example, the Committee may approve bonuses awards in connection with an executive officer’s initial employment arrangement with the Company, and such bonus awards may overlap with bonus awards under the Management Incentive Plan. In fiscal year 2006, the Committee approved guaranteed bonus payments to each of Mr. Dunaj, Mr. Newman and Ms. Macdonald for fiscal year 2006 in the amounts of $200,000, $50,000 and $50,000, respectively, as part of their initial employment arrangements with the Company. Pursuant to the terms of their employment arrangements, the actual bonuses awarded were credited against the guaranteed bonuses to these named executive officers under the Management Incentive Plan for fiscal year 2006.

Cash bonuses awarded to executive officers outside of the Management Incentive Plan may also be approved by the Committee on a discretionary basis for other reasons, such as individual performance. For fiscal year 2006, the Committee approved (i) a bonus to Mr. Friedman in the amount of $75,000 for his contributions to the Company in fiscal year 2006, (ii) a bonus to Mr. Dunaj in the amount of $70,000 for his contributions to the Company in fiscal year 2006, (iii) a bonus to Mr. Newman in the amount of $30,000 for his contributions to the Company in fiscal year 2006, and (iv) a bonus to Ms. McConnell-Orofino in the amount of $100,000 in recognition of her sustained contribution to the Company over a substantial period of time, plus an additional bonus in the amount of $60,000 for her contribution to the Company in fiscal year 2006.

Cash awards made to executive officers for fiscal year 2006 are reflected in columns (d) and (g) of the Summary Compensation Table on page 21.

Long-Term Incentive Compensation

In 2006, the Company’s equity compensation program consisted exclusively of stock option grants which were designed to:

•	Attract world class talent;

•	Retain key talent to support the continued growth and success of the Company; and

•	Align management incentives with goals of the stockholders.

Stock option grants are designed to align the interests of the executive officers with those of the Company’s stockholders and provide each executive officer with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business.

Each grant allows the executive officer to acquire shares of common stock at an exercise price equal to the closing price of the Company’s common stock on the grant date over a specified period of time not to exceed 10 years. Generally, shares subject to the option grant become exercisable in a series of installments over a three-year or four-year period, contingent upon the executive officer’s continued employment with the Company. Accordingly, the option grant will provide a positive return to the executive officer only if he or she remains employed by the Company during the vesting period, and then only if the market price of the shares appreciates over the option term.

Newly hired executive officers receive their award of stock options on their first date of employment with the Company. Additional options may be granted to executive officers in connection with promotions. In addition, executive officers may be granted an award on an annual basis as part of the Company’s annual refresh program to provide options to employees participating in the Company’s equity incentive plan. The annual grant normally occurs between the year-end earnings release and the first quarter earnings release.

The size of the option grant to each executive officer is set by the Committee at a level that is intended to create a meaningful opportunity for stock ownership based upon the individual’s current position with the Company, the individual’s personal performance in recent periods and his or her potential for future responsibility and promotion over the option term. The size of the option grant is also determined based on option awards made to executive officers by peer companies. In addition, the Committee considers the number of unvested options held by the executive officer in order to maintain an appropriate level of equity incentive for that individual. The relevant weight given to each of these factors varies from individual to individual.

The Committee generally has approved grants of equity awards in specific amounts as part of an executive officer’s initial employment arrangement with the Company. During fiscal year 2006, each of Ken Dunaj, Chris Newman and Vivian Macdonald received stock options as provided in their initial employment arrangements with the Company.

See the table entitled “2006 Grants of Plan-Based Awards” in this proxy statement for additional information on the number of options granted to the executive officers during fiscal year 2006.

The Committee has the sole and exclusive authority to make option grants to executive officers under the Company’s 1998 Stock Incentive Plan. The Committee also has concurrent authority with the secondary committee to administer other aspects of the 1998 Stock Incentive Plan. The secondary committee, which currently consists of Gary Friedman, has concurrent authorization with the Committee to make discretionary option grants under the 1998 Stock Incentive Plan to eligible individuals other than executive officers pursuant to guidelines issued from time to time by the board. Such guidelines currently provide that the secondary committee may grant no more than 50,000 “option equivalents” to executive officers, with one stock option equal to one “option equivalent” and one share of restricted stock equal to two “option equivalents.” Therefore, a grant to an employee of both 20,000 stock options and 15,000 shares of restricted stock is equal to an aggregate grant of 50,000 “option equivalents.” All grants of awards by the secondary committee currently are made pursuant to resolutions signed by both Mr. Friedman and our Chief Financial Officer.

Total Compensation

In making decisions with respect to any element of an executive officer’s compensation, the Committee considers the total compensation that may be awarded to the officer, including salary, annual bonus and long-term incentive compensation. In addition, in reviewing and approving employment agreements for executive officers, the Committee considers the other benefits to which the officer is entitled by the agreement, including compensation payable upon termination of the agreement under a variety of circumstances. The Committee’s goal is to award compensation that is reasonable when all elements of potential compensation are considered.

Perquisites and Other Personal Benefits

The Company provides certain executive officers with perquisites and other personal benefits that the Company and the Committee believe are reasonable and consistent with its overall compensation program to better enable the Company to attract and retain superior employees for key positions. The Committee periodically reviews the levels of perquisites and other personal benefits provided to executive officers.

Certain executive officers are provided an automobile allowance and participation in the plans and programs described above. Upon relocation, key executive officers also receive a relocation allowance, including temporary housing for 90 days, travel for house hunting trips, new home closing costs and duplicate mortgage costs.

The Company also has entered into severance agreements with certain key employees, including certain of the executive officers. These severance agreements are designed to promote stability and continuity of senior management. Information regarding applicable payments under such agreements for the executive officers is provided under the heading “Potential Payments on Termination or Change in Control” on page 27.

Fiscal Year 2007 Compensation Decisions

During fiscal year 2006, the Committee engaged Mercer Consulting, an independent outside human resources consulting firm, to help it evaluate the Company’s executive compensation program for fiscal year 2007, including advising the Committee on the Company’s compensation mix and the structure of the Company’s equity program and providing the Committee with comparison information on compensation practices followed by other comparable companies.

For fiscal year 2007, the Committee has approved the use of restricted stock units to supplement the use of stock options as equity incentives for executive officers and certain other members of senior management, and the Committee intends to increasingly use restricted stock units as a significant component of equity compensation for employees of the Company in light of the reduced dilution to stockholders that can be achieved through the grant of restricted stock units and the adoption of FAS 123R, which eliminates the material accounting differences in the treatment of stock options and restricted stock units.

The Committee also has approved fiscal year 2007 salaries and minimum, target and maximum level bonus objectives for the Management Incentive Plan as disclosed in the Company’s Form 10-K filed on April 11, 2007. The amount of the award of any cash bonuses under the Company’s Management Incentive Plan for fiscal year 2007 performance will be based on the Company’s achievement of specified results with respect to EBT for fiscal year 2007. If the minimum, target or maximum performance objectives are met, participants will receive a bonus payment under the Management Incentive Plan, with the specific amount that such participant receives dependent on his or her individual performance. The amount that could be received by the Company’s President and Chief Executive Officer under the Management Incentive Plan ranges from between 20% of base salary to up to 200% of base salary, with a target bonus amount of 100% of base salary. For the Company’s other named executive officers, the amount such officers could receive under the Management Incentive Plan ranges from 4% to 8% of base salary to up to 80% to 120% of base salary, with target bonus amounts ranging from 30% to 50% of base salary.

In addition, on May 24, 2007, the board of directors adopted, subject to stockholder approval, the Company’s 2007 Stock Incentive Plan. The 2007 Stock Incentive Plan provides for the grant of future equity-based awards to officers, directors, employees, consultants and other persons providing services to the Company. The board of directors has proposed reserving 2,400,000 shares of the Company’s authorized but unissued common stock for issuance under the 2007 Stock Incentive Plan plus the number of shares of common stock that remain available for grants of awards under the 1998 Stock Incentive Plan as of the date the 2007 Stock Incentive Plan is approved, plus any shares of common stock that would otherwise return to the 1998 Stock Incentive Plan as a result of forfeiture, termination or expiration of awards previously granted under the 1998 Stock Incentive Plan (ignoring the termination or expiration of the 1998 Stock Incentive Plan for the purpose of determining the number of shares of common stock available under the 2007 Stock Incentive Plan). If the 2007 Stock Incentive Plan is approved by stockholders, awards may consist of stock options, restricted stock, restricted units, stock appreciation rights and dividend equivalent rights.

The approval of the Company’s new 2007 Stock Incentive Plan is the subject of proposal 2 in this proxy statement. The Company’s currently outstanding stock options have been granted pursuant to the Company’s 1998 Stock Incentive Plan, but the 1998 Stock Incentive Plan expires prior to the Company’s 2008 annual meeting of stockholders.

As of the date hereof, no awards have been made under the 2007 Stock Incentive Plan although the Committee may make awards prior to stockholder approval of the 2007 Stock Incentive Plan. Any such awards would be contingent upon stockholder approval being obtained.

Stock Ownership Guidelines

The Company does not require that executive officers maintain a minimum ownership interest in the Company.

Tax and Accounting Implications

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code, as amended, disallows a tax deduction to publicly-held companies for compensation paid to certain of their executive officers, to the extent that such compensation exceeds $1.0 million per covered officer in any fiscal year. The limitation applies only to compensation which is not considered to be performance-based. Non-performance based compensation paid to the executive officers for the fiscal year ended February 3, 2007, did not exceed the $1.0 million limit per executive officer. The Company’s 1998 Stock Incentive Plan has been structured so that any compensation deemed paid in connection with the exercise of option grants made under that plan with an exercise price equal to the closing price of the shares of Company’s common stock on the grant date will qualify as performance-based compensation which will not be subject to the $1.0 million limitation. While the Company did not take any action during fiscal year 2006 to limit or restructure the elements of cash compensation payable to executive officers, cash compensation payable to executive officers in the future may exceed the $1.0 million limit.

Accounting for Stock-Based Compensation

Beginning on January 29, 2006, the Company began accounting for stock-based compensation cost in accordance with the requirements of FASB Statement 123(R).

Compensation Committee Report

The Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

THE COMPENSATION COMMITTEE

Raymond C. Hemmig

M. Ann Rhoades

The forgoing compensation committee report is not “soliciting material,” is not deemed “filed” with the Securities and Exchange Commission and is not incorporated by reference in any of the Company’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after this filing and irrespective of any general language to the contrary.

Summary Compensation Table

FISCAL YEAR 2006 SUMMARY COMPENSATION TABLE

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(4)	Total ($)
Gary G. Friedman President, Chief Executive Officer and Chairman of the Board	2006	$573,155	$75,000	—	$271,340	$165,000	—	$12,243	$1,095,738

Chris Newman(5) Senior Vice President and Chief Financial Officer	2006	$317,386	$144,401	—	$297,649	$35,599	—	$234,302	$1,024,337

Ken Dunaj(6) Chief Operating Officer	2006	$316,809	$316,296	—	$605,891	$53,704	—	$65,576	$1,358,276

Bonnie McConnell-Orofino Chief Merchandising Officer	2006	$312,193	$160,000	—	$118,909	$35,200	—	$10,642	$636,944

Vivian C. Macdonald(7) Vice President, Corporate Controller	2006	$144,309	$62,738	—	$65,322	$12,262	—	$426	$285,057

John W. Tate(8) Former Executive Vice President and Chief Operating Officer	2006	$262,408	—	—	$328,237	—	—	$20,054	$610,699

Marta H. Benson(9) Former Senior Vice President, General Manager of Direct Business	2006	$254,181	—	—	$147,711	—	—	$6,785	$408,677

Murray Jukes(10) Former Vice President, Corporate Controller and Acting Chief Financial Officer	2006	$89,532	—	—	$41,532	—	—	$1,289	$132,353

(1)	Bonuses paid to the named executive officers for fiscal year 2006 consist of both the amounts in column (d), which represent discretionary bonuses paid outside the Company’s Management Incentive Plan, and the amounts in column (g), which represent bonuses paid under the Company’s Management Incentive Plan.

Bonuses shown in column (d) consist of the following:

•	For Mr. Friedman, a discretionary bonus of $75,000.

•

For Mr. Newman, the amounts reflect (i) a signing bonus of $100,000, (ii) a discretionary bonus of $30,000 and (iii) $14,401 of Mr. Newman’s guaranteed $50,000 bonus for fiscal year 2006 as provided in Mr. Newman’s employment agreement. The remaining $35,599 of Mr. Newman’s guaranteed bonus is shown in column (g) as non-equity incentive plan compensation because Mr. Newman’s employment agreement provides that his guaranteed bonus shall be credited against any bonus awarded to him under the Management Incentive Plan. Accordingly, the amount earned by Mr. Newman under the Company’s Management Incentive Plan in fiscal year 2006, as shown in column (g), effectively reduced his guaranteed bonus by a corresponding amount.

•

For Mr. Dunaj, the amounts reflect (i) a signing bonus of $100,000, (ii) a discretionary bonus of $70,000 and (iii) $146,296 of Mr. Dunaj’s guaranteed $200,000 bonus for fiscal year 2006 as provided in Mr. Dunaj’s employment agreement. The remaining $53,704 of Mr. Dunaj’s guaranteed bonus is shown in column (g) as non-equity incentive plan compensation because Mr. Dunaj’s employment agreement provides that his guaranteed bonus shall be credited against any bonus awarded to him under the Management Incentive Plan. Accordingly, the amount earned by Mr. Dunaj under the Company’s Management Incentive Plan in fiscal year 2006, as shown in column (g), effectively reduced his guaranteed bonus by a corresponding amount.

•	For Ms. McConnell-Orofino, the amounts reflect (i) a longevity bonus of $100,000 and (ii) a discretionary bonus of $60,000.

•

For Ms. Macdonald, the amounts reflect (i) a signing bonus of $25,000 and (ii) $37,738 of Ms. Macdonald’s guaranteed $50,000 bonus for fiscal year 2006 as provided in Ms. Macdonald’s employment agreement. The remaining $12,262 of Ms. Macdonald’s guaranteed bonus is shown in column (g) as non-equity incentive plan compensation because Ms. Macdonald’s employment agreement provides that her guaranteed bonus shall be credited against any bonus awarded to her under the Management Incentive Plan. Accordingly, the amount earned by Ms. Macdonald under the Company’s Management Incentive Plan in fiscal year 2006, as shown in column (g), effectively reduced her guaranteed bonus by a corresponding amount.

(2)	The amounts shown in column (f) represent the compensation costs of stock options for financial reporting purposes for fiscal year 2006 under FAS 123(R), rather than an amount paid to or realized by the named executive officer. The FAS 123(R) value as of the grant date for options is spread over the number of months of service required for the grant to become non-forfeitable. Compensation costs shown in column (f) reflect ratable amounts expensed for grants that were made in fiscal years 2006, 2005, 2004, 2003 and 2002. There can be no assurance that the FAS 123(R) amounts will ever by realized.

Assumptions used in the calculation of these compensation costs for the years ended February 3, 2007, January 28, 2006 and January 29, 2005 are included in footnote 1 of the notes to the consolidated financial statements included in the Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 11, 2007. Assumptions used in the calculation of these compensation costs for the fiscal year ended January 31, 2004, are included in footnote 1 of the notes to the consolidated financial statements included in the Annual Report on Form 10-K for the fiscal year ended January 28, 2006, filed with the Securities and Exchange Commission on April 12, 2006.

(3)	The amounts in column (g) reflect the cash awards to the named executive officers under the Company’s Management Incentive Plan.

(4)	The table below shows the components of column (i), which include perquisites to the named executive officers.

Name	Life Insurance Premiums	Matching 401(k) Contributions	Car Allowance	Relocation Expenses(a)	Travel Expenses(b)	Total
Gary G. Friedman	$843	—	$11,400	—	—	$12,243
Chris Newman	$330	$1,753	$5,000	$227,219	—	$234,302
Ken Dunaj	$351	—	$4,375	$60,850	—	$65,576
Bonnie McConnell-Orofino	$454	$4,188	$6,000	—	—	$10,642
Vivian C. Macdonald	$138	$288	—	—	—	$426
John W. Tate	$1,022	—	$3,000	—	$16,032	$20,054
Marta H. Benson	$203	$2,582	$4,000	—	—	$6,785
Murray Jukes	$64	$1,225	—	—	—	$1,289

(a)	The relocation expenses for Messrs. Newman and Dunaj consist of moving costs, temporary living costs, house hunting trips, new home closing costs, duplicate mortgage costs and a gross-up tax payment. The amount of the gross-up tax payment for Mr. Newman was $130,752 and the amount of the gross-up tax payment for Mr. Dunaj was $22,275.

(b)	The travel expenses for Mr. Tate were incurred for travel between the Company’s headquarters in California to Mr. Tate’s permanent residence in North Carolina, and included a gross-up tax payment in the amount of $3,348.

(5)	Mr. Newman was appointed the Company’s Senior Vice President and Chief Financial Officer on March 20, 2006.

(6)	Mr. Dunaj was appointed the Company’s Chief Operating Officer on May 9, 2006.

(7)	Ms. Macdonald was appointed the Company’s Vice President, Corporate Controller on June 26, 2006.

(8)	Mr. Tate resigned from his positions as Executive Vice President and Chief Operating Officer on May 9, 2006, in connection with the appointment of Mr. Dunaj as the Company’s new Chief Operating Officer. Mr. Tate remained with the Company on a part-time basis until September 30, 2006.

(9)	Ms. Benson left the Company on September 15, 2006.

(10)	Mr. Jukes left the Company on May 12, 2006.

The following table provides information on the estimated possible payouts under the Company’s Management Incentive Plan for fiscal year 2006 based on certain assumptions about the achievement of performance objectives for the Company and the individual named executive officer at various levels. The following table does not set forth the actual bonuses awarded to the named executive officers for fiscal year 2006 under the Management Incentive Plan. The actual bonuses award to the named executive officers for fiscal year 2006 are reported in the Summary Compensation Table under the column entitled “Non-Equity Incentive Plan Compensation.”

The following table also provides information on stock options granted in fiscal year 2006 to each of the Company’s named executive officers. There can be no assurance that the Grant Date Fair Value of Option Awards in column (i) will ever by realized. A ratable portion of these fiscal year 2006 awards were expensed in fiscal year 2006 and are reflected in column (f) of the Summary Compensation Table on page 21.

FISCAL YEAR 2006 GRANTS OF PLAN-BASED AWARDS

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Name	Grant Date	Board Approval Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Option Awards: Number of Securities Underlying Options (#)(2)	Exercise or Base Price of Option Awards ($ / Sh)	Grant Date Fair Value of Option Awards(3)
			Threshold ($)	Target ($)	Maximum ($)
Gary G. Friedman	N/A		$120,000	$600,000	$1,200,000	—	—	N/A

Chris Newman(4)	03/20/06	02/27/06	—	—	—	200,000	$5.70	$690,850

	N/A		$25,890	$161,815	$388,356	—	—	N/A

Ken Dunaj(5)	05/09/06	05/06/06	—	—	—	400,000	$6.77	$1,672,910
	N/A		$26,038	$162,740	$390,575

Bonnie McConnell-Orofino	05/30/06	05/30/06	—	—	—	30,000	$6.47	$118,268
	06/01/06	06/01/06	—	—	—	20,000	$6.65	$81,086
	N/A		$19,200	$128,000	$320,000	—	—	N/A

Vivian C. Macdonald(6)	06/26/06	05/30/06	—	—	—	50,000	$7.15	$218,541
	N/A		$5,945	$44,589	$118,904	—	—	N/A

John W. Tate(7)	—		—	—	—	—	—	—

Marta H. Benson(7)	06/01/06	06/01/06	—	—	—	15,000	$6.65	$60,814

Murray Jukes(7)	03/20/06	03/20/06	—	—	—	10,000	$5.70	$34,543

(1)

Amounts shown in columns (d), (e) and (f) are the estimated possible payouts for fiscal year 2006 under the Company’s Management Incentive Plan based on certain assumptions about the achievement of performance objectives for the Company and the individual named executive officer at various levels. The actual bonuses awarded to the named executive officers for fiscal year 2006 are reported in the Summary Compensation Table under the column entitled “Non-Equity Incentive Plan Compensation.”

The named executive officers are eligible to receive an annual cash bonus based on a percentage of base salary under the Company’s Management Incentive Plan. The Company’s financial objectives are established each year and the payment and the amount of any bonus are dependent upon whether the Company achieves those performance goals. If the performance objectives are met, participants will receive a bonus payment under the Management Incentive Plan.

For fiscal year 2006, the specific bonus amount that Mr. Friedman could have received was dependent on the level of the Company’s performance. A bonus was awarded to Mr. Friedman only if his performance exceeded the goals established for him. For the other named executive officers, the specific amount that such participant could have received was dependent on the level of the Company’s performance as well as the level of performance of the individual. A bonus was awarded to such an officer only if such officer’s performance (i) met the goals established for the individual, (ii) exceeded the goals established for the individual or (iii) far exceeded the goals established for the individual. Accordingly, a range of payout amounts were possible under the Management Incentive Plan for fiscal year 2006. The amounts shown in columns (d), (e) and (f) for such named executive officers are based on the following assumptions:

•

In column (d), the amount for each named executive officer reflects the minimum bonus that could have been awarded to such officer, assuming that (A) the Company met its minimum financial objectives and (B) the officer’s performance met the goals established for such officer.

•

In column (e), the amount for each named executive officer reflects the mid-point of the range of bonus amounts that could have been awarded to such officer, assuming that (A) the Company met its mid-point financial objectives and (B) the officer’s performance exceeded the goals established for such officer.

•

In column (f), the amount for each named executive officer reflects the maximum bonus that could have been awarded to such officer, assuming that (A) the Company met its maximum financial objectives and (B) the officer’s performance far exceeded the goals established for such officer.

(2)	Options allow the grantee to purchase a share of the Company’s common stock for the fair market value of a share of common stock on the grant date. Options become exercisable in equal installments on the first, second, third and fourth anniversaries of the grant date. Should the grantee of an option crease to provide service to the Company as a result of permanent disability or death, the vested portion of the option expires on the earlier of the day before the first anniversary of the permanent disability or death and the original expiration date, and the unvested portion of the option expires immediately. If a grantee’s employment is terminated by the Company for cause, the entire option is forfeited immediately. For other employment terminations, the vested portion of the option expires within three months of termination and the unvested portion of the option expires immediately.

The exercise price of all options granted in fiscal year 2006 is the closing price of the Company’s common stock on the NASDAQ Global Market on the grant date as reported under column (h).

(3)	Column (i) represents the aggregate FAS 123(R) values of options granted during the year. There can be no assurance that the options will ever be exercised (in which case no value will be realized by the officer) or that the value on exercise will equal the FAS 123(R) value. The option exercise price has not been deducted from the amounts indicated above. Regardless of the value placed on a stock option on the grant date, the actual value of the option will depend on the market value of the Company’s common stock at such date in the future when the option is exercised.

(4)	Upon his employment with the Company, Mr. Newman received an option to purchase 200,000 shares of the common stock of the Company with a grant price equal to $5.70 per share, which was the closing price of the Company’s common stock on the NASDAQ Global Market on the grant date.

(5)	Upon his employment with the Company, Mr. Dunaj received an option to purchase 400,000 shares of the common stock of the Company with a grant price equal to $6.77 per share, which was the closing price of the Company’s common stock on the NASDAQ Global Market on the grant date.

(6)	Upon her employment with the Company, Ms. Macdonald received an option to purchase 50,000 shares of the common stock of the Company with a grant price equal to $7.15 per share, which was the closing price of the Company’s common stock on the NASDAQ Global Market on the grant date.

(7)	The named executive officer is no longer employed by the Company and therefore is not eligible to participate in the Company’s Management Incentive Program for fiscal year 2006.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END FEBRUARY 3, 2007

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Name	Exercisable	Unexercisable
Gary G. Friedman	200,000	—	—	$6.00	03/21/2011	—	—	—	—
	250,000	250,000	—	$9.00	02/05/2014
	250,000	250,000	—	$4.50	02/05/2014
Chris Newman(1)	—	200,000	—	$5.70	03/20/2016	—	—	—	—
Ken Dunaj(2)	—	400,000	—	$6.77	05/09/2016	—	—	—	—
Bonnie McConnell-Orofino	10,002	—	—	$4.39	07/31/2010	—	—	—	—
	10,000	—	—	$7.87	05/28/2012	—	—	—	—
	26,668	10,000	—	$2.51	02/28/2013	—	—	—	—
	10,000	10,000	—	$5.11	05/17/2014	—	—	—	—
	7,500	22,500	—	$7.08	05/31/2015	—	—	—	—
	—	30,000	—	$6.47	05/30/2016	—	—	—	—
	—	20,000	—	$6.65	06/01/2016	—	—	—	—
Vivian C. Macdonald(3)	—	50,000	—	$7.15	06/26/2016	—	—	—	—
John W. Tate(4)	—	—	—	—	—	—	—	—	—
Marta H. Benson(4)	—	—	—	—	—	—	—	—	—
Murray Jukes(4)	—	—	—	—	—	—	—	—	—

(1)	Upon his employment with the Company, Mr. Newman received an option to purchase 200,000 shares of the common stock of the Company with a grant price equal to $5.70 per share, which was the closing price of the Company’s common stock on the NASDAQ Global Market on the grant date.

(2)	Upon his employment with the Company, Mr. Dunaj received an option to purchase 400,000 shares of the common stock of the Company with a grant price equal to $6.77 per share, which was the closing price of the Company’s common stock on the NASDAQ Global Market on the grant date.

(3)	Upon her employment with the Company, Ms. Macdonald received an option to purchase 50,000 shares of the common stock of the Company with a grant price equal to $7.15 per share, which was the closing price of the Company’s common stock on the NASDAQ Global Market on the grant date.

(4)	The named executive officer left the Company during fiscal year 2006 and all stock options held by such officer were either exercised by such officer or expired unexercised prior to the end of fiscal year 2006.

FISCAL YEAR 2006 OPTION EXERCISES AND STOCK VESTED

(a)	(b)	(c)	(d)	(e)
Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Gary G. Friedman	—	—	—	—
Chris Newman	—	—	—	—
Ken Dunaj	—	—	—	—
Bonnie McConnell-Orofino	—	—	—	—
Vivian C. Macdonald	—	—	—	—
John W. Tate(2)	234,994	$356,490	—	—
Marta H. Benson(2)	155,251	$553,698	—	—
Murray Jukes(2)	8,750	$10,276	—	—

(1)	The amount show in column (c) reflects the difference between the option exercise price and the fair market value of the Company’s common stock on the date of exercise, multiplied by the number of shares for which the option was exercised.

(2)	The named executive officer exercised such stock options in connection with the individual’s departure from the Company.

POTENTIAL PAYMENTS ON TERMINATION OR CHANGE IN CONTROL

The section below describes the estimated payments that may be made to the named executive officers upon a termination of their employment pursuant to individual agreements or in connection with a change in control of the Company.

Gary Friedman. We entered into a compensation and severance agreement with Mr. Friedman effective as of March 21, 2001, which was subsequently amended and restated as of February 5, 2004. The agreement provides Mr. Friedman with a number of benefits should his employment terminate. This agreement provides that we may condition Mr. Friedman’s receipt of the following severance benefits upon his delivery of a release of claims.

If Mr. Friedman’s employment is terminated by us for reasons other than for cause, or other than due to his disability, death or retirement, or is terminated by Mr. Friedman for good reason not within 18 months following a change in control of the Company as specified in the agreement, he is entitled to (a) continuation of his base salary at the time of termination (or, if greater, his salary in effect immediately before a reduction that constitutes good reason for termination) for 12 months or such longer period so that Mr. Friedman receives an aggregate minimum amount of such payments equal to $750,000, (b) a prorated bonus paid in a single lump sum equal to 100% of the last annual bonus paid or payable to him prior to the termination date, (c) acceleration of stock options (and the lapse of any vesting repurchase rights with respect to shares acquired pursuant to such options) previously granted to him by the Company on or prior to the end of the Company’s first fiscal quarter of fiscal year 2004, and (d) acceleration of any other stock options (and the lapse of any vesting repurchase rights with respect to shares acquired pursuant to such options) granted to him, but in each case solely to the extent that such options or shares would have vested during the period of base salary continuation had he remained employed with the Company through such period. If we had terminated Mr. Friedman’s employment on February 3, 2007 for any of the reasons described above, Mr. Friedman would have received the following severance benefits under his agreement: (a) $750,000 payable in equal installments over 15 months, (b) a prorated bonus of $240,000 paid in a single lump sum, and (b) the acceleration of the vesting of stock options to purchase an aggregate of 500,000 shares of common stock, which stock options have a net value of $647,500 based on the difference between the weighted average exercise price of the in-the-money options and $7.09, the closing price of the Company’s common stock on February 3, 2007.

If Mr. Friedman’s employment terminates within 18 months of a change of control of the Company (other than if terminated by us for cause, or due to his disability, death or retirement, or by Mr. Friedman other than for good reason), he is entitled to (a) a prorated bonus paid in a single lump sum equal to 100% of the last annual bonus paid or payable to Mr. Friedman prior to the termination date or Mr. Friedman’s target bonus for the fiscal year in which the change of control of the Company occurs, if such target bonus is greater than the last annual bonus paid or payable to him, (b) an amount in cash payable in a single lump sum equal to three times the sum of (i) his base salary at the time of termination (or, if greater, his salary in effect immediately before a reduction that constitutes good reason for termination) and (ii) a bonus amount equal to 100% of the last annual bonus paid or payable to Mr. Friedman prior to the termination date or Mr. Friedman’s target bonus for the fiscal year in which the change of control of the Company occurs, if such target bonus is greater than the last annual bonus paid or payable to Mr. Friedman. Mr. Friedman’s agreement also provides that in the event of a change of control of the Company (regardless of whether or not Mr. Friedman’s employment is terminated in connection with such change of control), each stock option granted to him shall automatically accelerate and become immediately exercisable and any vesting repurchase rights with respect to shares previously acquired thereunder shall lapse. Mr. Friedman’s agreement further provides that in the event that any payment or benefit paid to Mr. Friedman pursuant to the terms of the agreement would be subject to certain excise taxes as described in the agreement, he will be entitled to receive an additional gross-up payment in an amount such that after the payment by Mr. Friedman of all taxes, he will retain an amount of the gross-up payment equal to such excise taxes imposed upon the payment or benefit paid to Mr. Friedman. If we had terminated Mr. Friedman’s employment on February 3, 2007 in connection with a change of control as described above, Mr. Friedman would have received the following severance benefits under his agreement: (a) a single lump sum payment of $600,000 consisting of a pro rated bonus, (b) a single lump sum payment of $3,600,000 consisting of three times the sum of his base salary of $600,000 and 100% of his target bonus for fiscal year 2006 of $600,000, (c) assuming vesting acceleration had not occurred prior to February 3, 2007, the acceleration of the vesting of stock options to purchase an aggregate of 500,000 shares of common stock, which stock options have a net value of $647,500 based on the difference between the weighted average exercise price of the in-the-money options and $7.09, the closing price of the Company’s common stock on February 3, 2007, and (b) a tax gross-up payment for excise taxes of $1,640,980.

Chris Newman. In connection with the hiring of Mr. Newman as our Senior Vice President and Chief Financial Officer, we agreed upon the terms and conditions of his employment in an offer letter dated February 28, 2006. The offer letter provides that we may condition Mr. Newman’s receipt of the following severance payments and accelerated options upon his delivery of a release of claims.

The offer letter provides that should Mr. Newman’s employment be terminated by the Company not for cause, other than in connection with a change of control of the Company, Mr. Newman will receive salary continuation for a period of one year from such termination date and a prorated bonus based on his then current year’s incentive target bonus amount. If we had terminated Mr. Newman’s employment on February 3, 2007 not for cause, other than in connection with a change of control of the Company, Mr. Newman would have received the following severance benefits under his agreement paid in regular periodic payments over 12 months: (a) salary continuation at a rate equal to his annual base salary for fiscal year 2006 of $375,000, and (b) a prorated bonus of $165,905 based on his incentive target bonus amount for fiscal year 2006.

Mr. Newman’s offer letter further provides that should there be a change of control of the Company and Mr. Newman’s employment is, within 12 months thereafter, subject to an involuntary termination by the Company (including a termination by the Company without cause or by Mr. Newman for good reason), he will receive, in lieu of any other severance pursuant to the offer letter, salary continuation for a period of one year from such termination date, a prorated bonus based on his then current year’s incentive target bonus amount, and his initial 200,000 stock options granted in connection with his hiring will vest in full. Mr. Newman’s agreement further provides that in the event that any payment or benefit paid to Mr. Newman pursuant to the terms of the agreement would be subject to certain excise taxes as described in the agreement, the payments to him under the agreement shall be reduced to the extent necessary so that no payment shall be subject to such excise taxes. If we had terminated Mr. Newman’s employment on February 3, 2007 in connection with a change of control as described above, Mr. Newman would have received the following severance benefits under his agreement: (a) salary continuation paid in regular periodic payments over 12 months at a rate equal to his annual base salary for fiscal year 2006 of $375,000, (b) a prorated bonus paid in regular periodic payments over 12 months of $165,905 based on his incentive target bonus amount for fiscal year 2006, and (c) the acceleration of the vesting of stock options to purchase an aggregate of 200,000 shares of common stock, which had a net value of $278,000 based on the difference between the exercise price of these options of $5.70 per share and $7.09, the closing price of the Company’s common stock on February 3, 2007.

Ken Dunaj. In connection with the hiring of Mr. Dunaj as our Chief Operating Officer, we agreed upon the terms and conditions of his employment in an offer letter dated May 5, 2006. The offer letter provides that we may condition Mr. Dunaj’s receipt of the following severance payments and accelerated options upon his delivery of a release of claims.

The offer letter provides that should Mr. Dunaj’s employment be terminated by the Company not for cause, other than in connection with a change of control of the Company, Mr. Dunaj will receive salary continuation for a period of one year from such termination date. If we had terminated Mr. Dunaj’s employment on February 3, 2007 not for cause, other than in connection with a change of control of the Company, Mr. Dunaj would have received salary continuation paid in regular periodic payments over 12 months at a rate equal to his annual base salary for fiscal year 2006 of $450,000.

Mr. Dunaj’s offer letter further provides that should there be a change of control of the Company and Mr. Dunaj’s employment is, within 12 months thereafter, subject to an involuntary termination by the Company (including a termination by the Company without cause or by Mr. Dunaj for good reason), he will receive, in lieu of any other severance pursuant to the offer letter, salary continuation for a period of one year from such termination date. In addition, Mr. Dunaj’s agreement provides that in the event of a change of control of the Company, his initial 400,000 stock options granted in connection with his hiring will vest in full. Mr. Dunaj’s agreement further provides that in the event that any payment or benefit paid to Mr. Dunaj pursuant to the terms of the agreement would be subject to certain excise taxes as described in the agreement, the payments to him under the agreement shall be reduced to the extent necessary so that no payment shall be subject to such excise taxes. If we had terminated Mr. Dunaj’s employment on February 3, 2007 in connection with a change of control as described above, Mr. Dunaj would have received the following severance benefits under his agreement: (a) salary continuation paid in regular periodic payments over 12 months at a rate equal to his annual base salary for fiscal year 2006 of $450,000, and (b) the acceleration of the vesting of stock options to purchase an aggregate of 400,000 shares of common stock, which had a net value of $92,000 based on the difference between the exercise price of these options of $6.77 per share and $7.09, the closing price of the Company’s common stock on February 3, 2007.

Bonnie McConnell-Orofino. We agreed to certain terms and conditions of Ms. McConnell-Orofino’s employment in a letter agreement dated June 5, 2006. The letter agreement provides that we may condition Ms. McConnell-Orofino’s receipt of the following severance payments and benefits upon her delivery of a release of claims.

The letter agreement provides that should Ms. McConnell-Orofino’s employment be terminated by the Company not for cause, other than in connection with a change of control of the Company, Ms. McConnell-Orofino will receive salary continuation for a period of one year from such termination date. If we had terminated Ms. McConnell-Orofino’s employment on February 3, 2007 not for cause, other than in connection with a change of control of the Company, Ms. McConnell-Orofino would have received salary continuation paid in regular periodic payments over 12 months at a rate equal to her annual base salary for fiscal year 2006 of $320,000.

Ms. McConnell-Orofino’s letter agreement further provides that should there be a change of control of the Company and Ms. McConnell-Orofino’s employment is, within 12 months thereafter, subject to an involuntary termination by the Company (including a termination by the Company without cause or by Ms. McConnell-Orofino for good reason), she will receive, in lieu of any other severance pursuant to the offer letter, salary continuation for a period of one year from such termination date. Ms. McConnell-Orofino’s agreement further provides that in the event that any payment or benefit paid to Ms. McConnell-Orofino pursuant to the terms of the agreement would be subject to certain excise taxes as described in the agreement, the payments to her under the agreement shall be reduced to the extent necessary so that no payment shall be subject to such excise taxes. If we had terminated Ms. McConnell-Orofino’s employment on February 3, 2007 in connection with a change of control as described above, Ms. McConnell-Orofino would have received salary continuation paid in regular periodic payments over 12 months at a rate equal to her annual base salary for fiscal year 2006 of $320,000.

In addition to any vesting acceleration provisions described above, the stock option agreements with all of our named executive officers provide that the vesting of their options shall accelerate upon a change of control if their options are not assumed by the successor entity in a change of control of the Company (regardless of whether or not their employment is terminated in connection therewith). None of our named executive officers has any other agreement with the Company providing for payments upon a termination of their employment or in connection with a change in control of the Company.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information regarding our compensation plans under which equity securities are authorized for issuance to our employees or non-employees, including our directors, as of February 3, 2007:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(c)
Equity compensation plans approved by security holders(1)	6,163,735	$6.38	1,553,878
Equity compensation plans not approved by security holders	296,668	$4.70	779,999
Total	6,460,403	$6.30	2,333,877

(1)	Under our 1998 Stock Incentive Plan, as amended and restated, subject to adjustment upon changes in capitalization of the Company by reason of stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding common stock as a class without our receipt of consideration, the maximum aggregate number of shares of common stock reserved for issuance under the plan will automatically be increased on the first trading day of each calendar year by an amount equal to the lesser of three percent of the total number of shares of common stock outstanding on the last trading day of the preceding calendar year, or 966,202 shares of common stock.

The following is a description of the material features of our equity compensation plans that were not approved by our stockholders.

Stock Option Program for Options Granted or to Be Granted Pursuant to Notices of Grant of Stock Option and Stock Option Agreements

In May 2001, our board of directors adopted a stock option program (the “Program”) outside of our 1998 Stock Incentive Plan pursuant to which options exercisable for up to 1,000,000 shares of common stock may be granted. Under the Program, the board of directors authorized a special purpose committee of the board of directors to administer the Program. The special purpose committee may make non-statutory stock option grants to individuals as inducements to enter employment with the Company or, to the extent otherwise allowed under NASDAQ rules, as inducements to continue their employment with the Company, provided that in either case the terms of such grants are substantially similar to the terms of the stock option grants made pursuant to the 1998 Stock Incentive Plan. However, the special purpose committee may not grant an option to acquire more than 50,000 shares to any one individual. Additionally, under the Program, options may be granted with an exercise price below the market price on the NASDAQ Global Market on the date of grant, provided the special purpose committee first obtains approval of such grants from either our board of directors or our compensation committee. In no event may any option have an exercise price less than $2.00 per share. Vesting, exercise prices and other terms of the options are fixed by the special committee. Generally, options vest in one-third increments over a three-year period and have a term of not more than 10 years from the grant date. Our board of directors or the compensation committee may, in either’s sole discretion and at any time, restrict or withdraw from the special purpose committee, as to any particular matters or categories of matters, the authority to make any or particular option grants under the Program.

Stock Option Agreement with Gary G. Friedman

On March 18, 2001, our board of directors approved the grant of a non-statutory stock option to our Chief Executive Officer, Gary G. Friedman, to acquire 200,000 shares of common stock at an exercise price of $6.00 per share. One-third of the shares vested upon completion of each year of service by Mr. Friedman to the Company. The option will expire on March 17, 2011. Mr. Friedman also has received additional stock option grants pursuant to the terms of our 1998 Stock Incentive Plan, which was approved by our security holders.

DIRECTOR COMPENSATION

The Company uses a combination of cash and stock-based incentive to attract and retain qualified candidates to serve on the board of directors. In setting director compensation, the Company considers the significant amount of time that directors expend to fulfill their duties to the Company, the skill-level required of the members of the board of directors, as well as competitive practices among peer companies.

Cash Fees. The annual cash retainer fee paid to non-employee directors is $40,000. In addition, the chair of our audit committee receives an annual retainer fee of $10,000 and each other non-employee member of the audit committee receives an annual retainer fee of $5,000. Separately, the chair of our compensation committee receives an annual retainer fee of $5,000 and each other non-employee member of the compensation committee receives an annual retainer fee of $2,500. The lead director receives an additional annual retainer fee of $10,000. We also reimburse our directors for their travel expenses related to attending board, committee or our business meetings, and we offer discounts on our merchandise to all directors and their spouses or domestic partners.

Stock Option Grants. During fiscal year 2006, each individual who, on the date of each annual stockholders meeting, continued to serve as a non-employee director was granted options to purchase 15,000 shares of our common stock pursuant to the terms of our 1998 Stock Incentive Plan, provided such individual had served as a non-employee member of our board for at least the preceding six months. In addition, pursuant to the terms of our 1998 Stock Incentive Plan, each individual who first joined our board of directors as a non-employee director was entitled to receive, at the time of his or her initial appointment or election, an option to purchase 15,000 shares of our common stock, provided such person has not previously been in our employment. These options vest, or are subject to a repurchase right that lapses, in equal annual installments over a three year period. These options have an exercise price per share equal to the fair market value per share of our common stock on the grant date and a maximum term of 10 years, subject to earlier termination should the optionee cease to serve as one of our directors.

For fiscal year 2007, the board of directors and the compensation committee has approved the terms of a non-employee director program under the 2007 Stock Incentive Plan as described in proposal 2 of this proxy statement. The non-employee director program would replace the grant of stock options to non-employee directors under the 1998 Stock Incentive Plan as described in the preceding paragraph. The non-employee director program, which will only become effective if stockholders approve the 2007 Stock Incentive Plan, will provide that each individual who, on the date of each annual stockholders meeting, continues to serve as a non-employee director will be granted 7,500 restricted stock units, provided such individual has served as a non-employee member of our board for at least the preceding six months. In addition, the non-employee director program will provide that each individual who first joins our board of directors as a non-employee director will receive, at the time of his or her initial appointment or election, 7,500 restricted stock units, provided such person has not previously been in our employment. Twenty-five percent of the total number of restricted stock units awarded to non-employee directors under the non-employee director program will vest in equal annual installments over a four year period. In addition, the board of directors has adopted a policy which provides that if a non-employee director who has served in that capacity for ten years or more retires or resigns as a board member, the board of directors will consider, in its discretion, approving the acceleration in vesting of any unvested equity awards held by such non-employee director in recognition of the director’s long-term service to the Company.

Director Compensation Table

The table below summarizes the compensation paid by the Company to non-employee directors for the fiscal year ended February 3, 2007.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Damon H. Ball(3)	$55,000	—	$45,111	—	—	—	$100,111

Robert E. Camp	$40,000	—	$45,111	—	—	—	$85,111

Robert C. Hamer III	$40,000	—	$22,383	—	—	—	$62,383

Raymond C. Hemmig	$50,000	—	$45,111	—	—	—	$95,111

Glenn J. Krevlin(4)	$41,963	—	$45,111	—	—	—	$87,074

M. Ann Rhoades	$42,500	—	$22,383	—	—	—	$64,883

T. Michael Young	$50,000	—	$22,383	—	—	—	$72,383

(1)	Mr. Friedman, the president, chief executive officer and chairman of the board of directors of the Company, is not included in this table as he is an employee of the Company and thus receives no compensation for his service as a director. The compensation received by Mr. Friedman as an employee of the Company is shown in the Summary Compensation Table on page 21.

(2)	The amounts shown in column (d) represent the compensation costs of stock options for financial reporting purposes for fiscal year 2006 under FAS 123(R), rather than an amount paid to or realized by the director. The FAS 123(R) value as of the grant date for options is spread over the number of months of service required for the grant to become non-forfeitable. Compensation costs shown in column (d) reflect ratable amounts expensed for grants that were made in fiscal years 2006, 2005, 2004, 2003 and 2002. As of February 3, 2007, each non-employee director had the following aggregate number of options outstanding: Mr. Ball: 151,424; Mr. Camp: 85,953; Mr. Hamer: 30,000; Mr. Hemmig: 101,349; Mr. Krevlin: 81,266; Ms. Rhoades: 30,000; and Mr. Young: 30,000. There can be no assurance that the FAS 123(R) amounts will ever by realized.

(3)	Mr. Ball resigned from the board of directors in May 2007.

(4)	Mr. Krevlin’s cash fees for board service as shown in column (b) reflect a pro-rated portion of the $5,000 annual retainer paid to members of the audit committee. Mr. Krevlin stepped down as a member of the audit committee in May 2006. Mr. Krevlin continues to serve as a director and a member of the nominating committee.

OTHER INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

The following table sets forth information known to us with respect to the beneficial ownership of our common stock as of May 31, 2007, by (i) all persons who are beneficial owners of 5% or more of that class, (ii) each director and nominee for director, (iii) each named executive officer, and (iv) all current directors and executive officers as a group. The table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the Securities and Exchange Commission. Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned, subject to community property laws, where applicable. Unless otherwise indicated, the principal address of each of the stockholders listed below is c/o Restoration Hardware, Inc., 15 Koch Road, Suite J, Corte Madera, California 94925.

Beneficial Owner	Shares of Common Stock Beneficially Owned	Percentage of Class of Shares Beneficially Owned(1)
Glenn J. Krevlin(2)	5,067,112	13.0%
Gary G. Friedman(3)	3,530,917	8.7%
Vardon Capital, LLC(4)	3,330,959	8.6%
120 West 45th Street, 17th Floor, New York, NY 10036
Palo Alto Investors, LLC(5)	2,945,800	7.6%
470 University Avenue, Palo Alto, CA 94301
Tiger Consumer Management, LLC(6)	2,736,138	7.1%
101 Park Avenue, 48th Floor, New York, NY 10178
Reservoir Capital Partners, L.P. and affiliates(7)	2,526,409	6.5%
650 Madison Avenue, 26th Floor, New York, NY 10022
Raymond C. Hemmig(8)	327,134	*
Robert E. Camp(9)	144,186	*
Ken Dunaj(10)	100,000	*
Bonnie McConnell-Orofino(10)	99,170	*
Chris Newman(10)	50,000	*
Robert C. Hamer III(11)	39,375	*
M. Ann Rhoades(12)	32,678	*
T. Michael Young(10)	24,375	*
Vivian Macdonald(10)	12,500	*
Marta H. Benson(13)	0	*
Murray Jukes(13)	0	*
John W. Tate(13)	0	*
All current directors and executive officers as a group(12 persons) (14)	9,447,697	23.4%

*	Less than one percent of our outstanding securities.

(1)	The percentage of class beneficially owned is based on 38,781,927 shares of common stock outstanding as of May 25, 2007. Shares of common stock subject to stock options which are currently exercisable or will become exercisable within 60 days of May 31, 2007, are deemed outstanding for computing the percentage of the person or group holding such options, but are not deemed outstanding for computing the percentage of any other person or group.

(2)

Includes 2,543,883 shares of common stock held by Glenhill Capital LP, 1,298,100 shares of common stock held by Glenhill Capital Overseas Partners Ltd., 1,088,650 shares of common stock owned by Glenhill Concentrated Long Master Fund LLC and 60,838 shares of common stock held by Mr. Krevlin. Also includes 75,641 shares of common stock subject to options exercisable within 60 days of May 31, 2007, held by Mr. Krevlin. Mr. Krevlin is the managing member of Krevlin Advisors, LLC, whose subsidiary, GJK Capital Management, LLC, is the general partner of Glenhill Capital LP. Mr. Krevlin also is the managing member of Glenhill Overseas Management, LLC, which serves as the investment manager for Glenhill Capital Overseas Partners Ltd. Glenhill Capital LP and Glenhill Capital Overseas Partners Ltd. have sole voting and investment power with regard to shares that each owns directly. Mr. Krevlin has sole voting and investment power with regard to all shares beneficially owned. Mr. Krevlin disclaims beneficial ownership of the shares held by Glenhill Capital LP, Glenhill Capital Overseas Partners Ltd. and Glenhill Concentrated Long Master Fund LLC except to the extent of his pecuniary interest therein.

(3)	Includes 950,000 shares of common stock subject to options exercisable within 60 days of May 31, 2007, held by Mr. Friedman. Also, includes 100,000 shares held by Mr. Friedman through an individual retirement account and 125,698 shares held by the spouse of Mr. Friedman.

(4)	Based on the Schedule 13G filed on February 14, 2007 by Vardon Capital, LLC and certain other entities and persons referred to therein as “reporting persons.”

(5)	Based on the Schedule 13G/A filed on February 14, 2007 by Palo Alto Investors, LLC, Palo Alto Investors and William Leland Edwards. Palo Alto Investors is the manager of Palo Alto Investors, LLC. Mr. Edwards is the controlling shareholder of Palo Alto Investors.

(6)	Based on the Schedule 13G/A filed on January 19, 2007 by Tiger Consumer Management, LLC and Patrick F. McCormack. Mr. McCormack is the managing member of Tiger Consumer Management, LLC.

(7)	Consists of 2,163,278 shares of common stock held by Reservoir Capital Partners, L.P. and 363,131 shares of common stock held by Reservoir Capital Master Fund, L.P. Reservoir Capital Partners, L.P. and Reservoir Capital Master Fund, L.P. are affiliated because each has Reservoir Capital Group, L.L.C. as its general partner, which in turn has as its managing member Reservoir Capital Management, L.L.C.

(8)	Includes 92,224 shares of common stock subject to options exercisable within 60 days of May 31, 2007, held by Mr. Hemmig. Also includes 2,800 shares of common stock held by Kristen Hemmig, 2,800 shares of common stock held by Karin Hemmig, 2,800 shares of common stock held by Kimberly Hemmig and 2,800 shares of common stock held by Karolyn Hemmig, each of whom is Mr. Hemmig’s daughter.

(9)	Includes 76,828 shares of common stock subject to options exercisable within 60 days of May 31, 2007, held by Robert Camp. Also includes 7,000 shares owned by Mr. Camp’s spouse in an individual retirement account.

(10)	Consists entirely of shares of common stock subject to options exercisable within 60 days of May 31, 2007, held by such executive officer or director.

(11)	Includes 24,375 shares of common stock subject to options exercisable within 60 days of May 31, 2007, held by Mr. Hamer.

(12)	Includes 24,375 shares of common stock subject to options exercisable within 60 days of May 31, 2007, held by Ms. Rhoades.

(13)	Based on the Company’s records as of May 31, 2007. The named executive officer is no longer employed by the Company.

(14)	Includes 7,750 shares of common stock held by Ian B. Sears and 12,500 shares of common stock subject to options exercisable within 60 days of May 31, 2007, held by Ian B. Sears.

Compliance With Section 16(A) of the Securities Exchange Act

The members of our board of directors, our executive officers and persons who hold more than 10% of a registered class of our equity securities are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended, which require them to file reports with the Securities and Exchange Commission with respect to their ownership and changes in ownership of our common stock and other equity securities. To our knowledge, based upon (i) copies of Section 16(a) reports which we received from such persons for their transactions relating to our common stock and other equity securities during and prior to the fiscal year ended February 3, 2007, and (ii) written representations received from one or more of such persons that no annual Form 5 reports were required to be filed by them for the fiscal year ended February 3, 2007, we believe that all reporting requirements under Section 16(a) for the fiscal year ended February 3, 2007, were met in a timely manner by our directors, executive officers and greater than 10% beneficial owners.

Policies and Procedures with Respect to Related Party Transactions

The board is committed to upholding the highest legal and ethical conduct in fulfilling its responsibilities and recognizes that related party transactions can present a heightened risk of potential or actual conflicts of interest. Accordingly, as a general matter, it is the Company’s preference to avoid related party transactions.

The Company’s audit committee charter requires that members of the audit committee, all of whom are independent directors, review and approve all related party transactions for which such approval is required under applicable law, including SEC and NASDAQ rules. Current SEC rules define a related party transaction to include any transaction, arrangement or relationship in which the Company is a participant and in which any of the following persons has or will have a direct or indirect interest:

•	an executive officer, director or director nominee of the Company;

•	any person who is known to be the beneficial owner of more than 5% of the Company’s common stock;

•

any person who is an immediate family member (as defined under Item 404 of Regulation S-K) of an executive officer, director or director nominee or beneficial owner of more than 5% of the Company’s common stock;

•

any firm, corporation or other entity in which any of the foregoing persons is employed or is a partner or principal or in a similar position or in which such person, together with any other of the foregoing persons, has a 5% or greater beneficial ownership interest.

All related party transactions shall be disclosed in the Company’s applicable filings with the SEC as required under SEC rules.

REPORT OF THE AUDIT COMMITTEE

The audit committee report is not “soliciting material,” is not deemed “filed” with the Securities and Exchange Commission and is not incorporated by reference in any of the Company’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after this filing and irrespective of any general language to the contrary.

The audit committee is directly responsible for, among other things, the appointment, compensation, retention and oversight of the Company’s independent auditors. Additionally, the audit committee must preapprove all audit and non-audit services performed by the Company’s independent auditors. Management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States. The Company’s independent auditors, Deloitte & Touche LLP, are responsible for auditing those financial statements. The members of the audit committee are not professionally engaged in the practice of accounting or auditing and their functions are not intended to duplicate or to certify the activities of management or the independent auditors. Rather, we rely, without independent verification, on the information provided to us and on the representations made by management and the independent auditors.

The audit committee hereby reports as follows:

1. The audit committee has reviewed and discussed the audited consolidated financial statements with the Company’s management.

2. The audit committee has discussed with Deloitte & Touche LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended.

3. The audit committee has received the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with Deloitte & Touche LLP their independence from the Company. When considering Deloitte & Touche LLP’s independence, the audit committee considered whether their provision of services to the Company beyond those rendered in connection with their audit and review of the Company’s consolidated financial statements was compatible with maintaining their independence. The audit committee also has reviewed, among other things, the amount of fees paid to Deloitte & Touche LLP for audit and non-audit services.

4. Based on the reviews and discussions referred to in paragraphs (1) through (3) above, the audit committee recommended to the Company’s board of directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended February 3, 2007, that was filed with the Securities and Exchange Commission on April 11, 2007.

Submitted by the audit committee of the board of directors for the fiscal year ended February 3, 2007:

Raymond C. Hemmig

T. Michael Young

Mr. Hamer does not appear as a signatory to this audit committee report because he was appointed to the audit committee in May 2007 and therefore was not a member of the audit committee during the fiscal year ended February 3, 2007.

Audit and Non-Audit Fees

The following table presents fees for professional audit services rendered by Deloitte & Touche LLP for the audit of our annual consolidated financial statements for the years ended February 3, 2007 (“fiscal year 2006”) and January 28, 2006 (“fiscal year 2005”), and fees billed for other services rendered by Deloitte & Touche LLP during those periods.

	Fiscal Year 2006	Fiscal Year 2005
Audit Fees(1)	$1,431,000	$1,179,000
Audit-Related Fees(2)	—	—
Tax Fees(3)	—	—
All Other Fees(4)	—	$120,000

Total Fees	$1,431,000	$1,299,000

(1)	“Audit Fees” consist of fees for professional services rendered for the audit of our fiscal year 2006 and fiscal 2005 annual-consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by Deloitte & Touche LLP in connection with regulatory filings.

(2)	“Audit-Related Fees” consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements, including services in connection with assisting the Company in its compliance with its obligations under Section 404 of the Sarbanes-Oxley Act and related regulations. Such fees are not reported under “Audit Fees.”

(3)	“Tax Fees” consist of fees billed for professional services rendered for tax compliance, including preparation of federal, state and international tax returns, tax advice and tax planning, and transfer price consulting.

(4)	“All Other Fees” consist of fees for products and services other than the services reported above. These specifically included loss prevention services.

In accordance with the audit committee charter, all services performed by the Company’s independent auditors, whether audit or non-audit services, must be pre-approved by the audit committee (other than non-audit services that satisfy a de minimus exception provided by SEC rules). The audit committee has delegated to the chairman of the audit committee authority to negotiate and execute on behalf of the audit committee specific engagement letters with the independent auditors for the provision of pre-approved audit and non-audit services, provided that the chairman reports such engagement to the audit committee at its next regularly scheduled meeting.

The full audit committee currently pre-approves audit and non-audit services performed by the Company’s independent auditors. However, the audit committee’s charter provides that, consistent with SEC rules, the audit committee may delegate the duty to pre-approve audit and non-audit services to one or more designated members of the audit committee with any such pre-approval reported to the full audit committee at its next regularly scheduled meeting. The audit committee charter also provides that any such designated member(s) of the audit committee shall have the authority to approve non-audit services, already commenced by the independent auditor, if (i) the aggregate amount of all such services provided constitutes no more than five percent (5%) of the total amount of revenues paid by the Company to the independent auditor during the fiscal year in which the services are provided, (ii) such services were not recognized by the Company at the time of the engagement to be non-audit services and (iii) such services are promptly brought to the attention of the Committee and approved by such designated member(s) prior to the completion of the audit.

PROPOSAL 2: ADOPTION OF THE

RESTORATION HARDWARE, INC. 2007 STOCK INCENTIVE PLAN

The board has unanimously approved for submission to a vote of the stockholders a proposal to adopt the Restoration Hardware, Inc. 2007 Stock Incentive Plan (the “2007 Plan”). The purpose of the 2007 Plan is to retain key employees, consultants and directors of the Company having experience and ability, to attract new employees, consultants and directors whose services are considered valuable, to encourage the sense of proprietorship and to stimulate the active interest of such persons in the development and financial success of the Company. All of our directors, executive officers and employees are eligible to participate in the 2007 Plan. The board believes that grants of options, restricted stock units and other forms of equity participation is an increasingly important means to retain and compensate employees, consultants and directors. The Company currently sponsors the 1998 Stock Incentive Plan (the “1998 Plan”) which will expire in 2008 prior to the Company’s 2008 annual stockholders meeting. Therefore, it is necessary for the Company to adopt the 2007 Plan to replace the 1998 Plan. If adopted by the stockholders at the annual meeting, the 2007 Plan will immediately replace the 1998 Plan and no further awards will be granted under the 1998 Plan. The 2007 Plan will only become effective if approved by the Company’s stockholders.

If approved by the stockholders, a total of 2,400,000 shares of common stock will be initially reserved for issuance under the 2007 Plan, plus the number of shares of common stock that remain available for grants of awards under the 1998 Plan as of the date the 2007 Plan is approved, plus any shares of common stock that would otherwise return to the 1998 Plan as a result of forfeiture, termination or expiration of awards previously granted under the 1998 Plan (ignoring the termination or expiration of the 1998 Plan for the purpose of determining the number of shares of common stock available under the 2007 Plan); provided, however, the maximum aggregate number of shares of common stock that may be issued pursuant to incentive stock options is 2,400,000 shares. Notwithstanding the foregoing, the maximum number of shares of common stock that may be issued pursuant to awards other than options and stock appreciation rights is 1,500,000. As of May 25, 2007, under the 1998 Plan there are 6,724,686 shares subject to awards currently outstanding and 1,814,105 shares remain available for future grants of awards. The number of shares of common stock available under the 2007 Plan will be subject to adjustment in the event of a stock split, stock or other extraordinary dividend, or other similar change in the common stock or capital structure of the Company. As of May 25, 2007, the fair market value of a share of common stock as reported on the NASDAQ Global Market was $5.88. Capitalized terms used but not defined in this proposal 2 shall have the same meaning as in the 2007 Plan unless otherwise indicated.

A general description of the principal terms of the 2007 Plan as proposed is set forth below. This description is qualified in its entirety by the terms of the 2007 Plan, a copy of which is attached to this proxy statement as Appendix A and is incorporated herein by reference.

General Description

Purpose. The purpose of the 2007 Plan is to provide the Company’s employees, consultants and directors, whose present and potential contributions are important to the success of the Company, an incentive, through ownership of the Company’s common stock, to continue in service to the Company, and to help the Company compete effectively with other enterprises for the services of qualified individuals.

Shares Reserved for Issuance under the 2007 Plan. If approved by the stockholders, a total of 2,400,000 shares of common stock will be initially reserved for issuance under the 2007 Plan, plus the number of shares of common stock that remain available for grants of awards under the 1998 Plan as of the date the 2007 Plan is approved, plus any shares of common stock that would otherwise return to the 1998 Plan as a result of forfeiture, termination or expiration of awards previously granted under the 1998 Plan (ignoring the termination or expiration of the 1998 Plan for the purpose of determining the number of shares of common stock available under the 2007 Plan); provided, however, that the total number of shares of common stock that may granted pursuant to incentive stock options under the 2007 Plan is 2,400,000. Notwithstanding the foregoing, the maximum number of shares of common stock that may be issued pursuant to awards other than options and stock appreciation rights is 1,500,000. The number of shares of common stock available under the 2007 Plan will be subject to adjustment in the event of a stock split, stock or other extraordinary dividend, or other similar change in the common stock or capital structure of the Company.

The maximum number of shares with respect to which options and stock appreciation rights may be granted to a participant during a calendar year is 1,000,000 shares. In addition, in connection with a participant’s commencement of continuous service, a participant may be granted options and stock appreciation rights for up to an additional 500,000 shares which shall not count against the limit set forth in the previous sentence. For awards of restricted stock and restricted stock units that are intended to be performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), the maximum number of shares subject to such awards that may be granted to a participant during a calendar year is 1,000,000 shares. The foregoing limitations shall be adjusted proportionately by the Administrator (as defined below) in connection with any change in the Company’s capitalization due to a stock split, stock dividend or similar event affecting the common stock of the Company and its determination shall be final, binding and conclusive.

Administration. The 2007 Plan is administered, with respect to grants to employees, directors, officers, and consultants, by the plan administrator (the “Administrator”), which is defined as the board or one or more committees designated by the board. With respect to grants to officers and directors, any committee designated by the board shall be constituted in such a manner as to satisfy applicable laws, including Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, and Section 162(m) of Code. The board also may authorize one or more officers of the Company to grant awards to participants other than directors or officers, and the board may limit such authority as the board determines from time to time.

Terms and Conditions of Awards. The 2007 Plan provides for the grant of stock options, restricted stock, restricted stock units, and stock appreciation rights (collectively referred to as “awards”). Stock options granted under the 2007 Plan may be either incentive stock options under the provisions of Section 422 of the Code, or nonqualified stock options. Incentive stock options may be granted only to employees. Awards other than incentive stock options may be granted to employees, directors and consultants of the Company and its related entities. To the extent that the aggregate fair market value of shares of the Company’s common stock subject to options designated as incentive stock options which become exercisable for the first time by a participant during any calendar year exceeds $100,000, such excess options shall be treated as nonqualified stock options. Under the 2007 Plan, awards may be granted to such employees, directors or consultants who are residing in non-U.S. jurisdictions as the Administrator may determine from time to time. Each award granted under the 2007 Plan shall be designated in an award agreement.

The Administrator may issue awards under the 2007 Plan in settlement, assumption or substitution for, outstanding awards or obligations to grant future awards in connection with the Company or a related entity acquiring another entity, an interest in another entity or an additional interest in a related entity whether by merger, stock purchase, asset purchase or other form of transaction. Subject to applicable laws, the Administrator has the authority, in its discretion, to select employees and directors to whom awards may be granted from time to time, to determine whether and to what extent awards are granted, to determine the number of shares of the Company’s common stock or the amount of other consideration to be covered by each award (subject to the limitations set forth under the above sub-section of this proposal 2 “—Shares Reserved for Issuance under the 2007 Plan”), to approve award agreements for use under the 2007 Plan, to determine the terms and conditions of any award (including the vesting schedule applicable to the award), to amend the terms of any outstanding award granted under the Plan, to construe and interpret the terms of the 2007 Plan and awards granted, to establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable non-U.S. jurisdictions and to take such other action not inconsistent with the terms of the 2007 Plan, as the Administrator deems appropriate.

The term of any award granted under the 2007 Plan may not be for more than ten (10) years (or five (5) years in the case of an incentive stock option granted to any participant who owns stock representing more than 10% of the combined voting power of the Company or any parent or subsidiary of the Company), excluding any period for which the participant has elected to defer the receipt of the shares or cash issuable pursuant to the award pursuant to a deferral program the Administrator may establish in its discretion.

The 2007 Plan authorizes the Administrator to grant incentive stock options and non-qualified stock options at an exercise price not less than 100% of the fair market value of the common stock on the date the option is granted (or 110%, in the case of an incentive stock option granted to any employee who owns stock representing more than 10% of the combined voting power of the Company or any parent or subsidiary of the Company). In the case of stock appreciation rights, the base appreciation amount shall not be less than 100% of the fair market value of the common stock on the date of grant. In the case of awards intended to qualify as performance-based compensation, the exercise or purchase price, if any, shall be not less than 100% of the fair market value per share on the date of grant. In the case of all other awards granted under the 2007 Plan, the exercise or purchase price shall be determined by the Administrator. The exercise or purchase price is generally payable in cash, check, shares of common stock or with respect to options, payment through a broker-dealer sale and remittance procedure or a “net exercise” procedure.

The 2007 Plan provides that any amendment that would adversely affect the participant’s rights under outstanding awards shall not be made without the participant’s written consent; provided, however, that an amendment or modification that may cause an incentive stock option to become a non-qualified stock option shall not be treated as adversely affecting the rights of the participant. The 2007 Plan also provides that stockholder approval is required in order to (i) reduce the exercise price of any option or the base appreciation amount of any stock appreciation right awarded under the 2007 Plan or (ii) cancel any option or stock appreciation right awarded under the 2007 Plan in exchange for another award at a time when the exercise price exceeds the fair market value of the underlying shares unless the cancellation and exchange occurs in connection with a Corporate Transaction (as defined below). However, canceling an option or stock appreciation right in exchange for another option, stock appreciation right, restricted stock or other award, with an exercise price, purchase price or base appreciation amount (as applicable) that is equal to or greater than the exercise price or base appreciation amount (as applicable) of the original option or stock appreciation right will not require stockholder approval.

Under the 2007 Plan, the Administrator may establish one or more programs under the 2007 Plan to permit selected participants the opportunity to elect to defer receipt of consideration payable under an award. The Administrator also may establish under the 2007 Plan separate programs for the grant of particular forms of awards to one or more classes of participants.

Non-Employee Director Program. The board of directors and the compensation committee has approved the terms of a non-employee director program under the 2007 Plan. The non-employee director program, which will only become effective if stockholders approve the 2007 Plan, will provide for the automatic grant to non-employee directors of 7,500 restricted stock units at each annual meeting of stockholders of the Company (including the 2007 annual meeting of stockholders), provided that such individual has served as a director of the Company for at least six months. The non-employee director program further provides for the automatic grant to non-employee directors of 7,500 restricted stock units upon their initial appointment to the board of directors of the Company. Twenty-five percent of the total number of restricted stock units awarded to non-employee directors under the non-employee director program will vest on each of the first, second, third and fourth anniversaries of the grant date, such that 100% of the restricted stock units will be vested four years after the grant date. Unless otherwise provided in the award agreement, the vesting of the restricted stock units will be subject to acceleration upon a Corporate Transaction or a Change in Control (each as defined in the 2007 Plan). The non-employee director program under the 2007 Plan will replace the automatic grant of stock options to non-employee directors under the 1998 Plan.

Termination of Service. An award may not be exercised after the termination date of such award as set forth in the award agreement. In the event a participant in the 2007 Plan terminates continuous service with the Company, an award may be exercised only to the extent provided in the award agreement. Where an award agreement permits a participant to exercise an award following termination of service, the award shall terminate to the extent not exercised on the last day of the specified period or the last day of the original term of the award, whichever comes first. Any award designated as an incentive stock option, to the extent not exercised within the time permitted by law for the exercise of incentive stock options following the termination of employment, shall convert automatically to a nonqualified stock option and thereafter shall be exercisable as such to the extent exercisable by its terms for the period specified in the award agreement.

Transferability of Awards. Under the 2007 Plan, incentive stock options may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised during the lifetime of the participant only by the participant. Other awards shall be transferable only by will and by the laws of descent and distribution and during the lifetime of a participant, to the extent and in the manner authorized by the Administrator, but only to the extent such transfers are made to family members, to family trusts, to family controlled entities, to charitable organizations, and pursuant to domestic relations orders or agreements, in all cases without payment for such transfers to the participant. The 2007 Plan permits the designation of beneficiaries by holders of awards, including incentive stock options in the case of the participant’s death.

Section 162(m) of the Code. The maximum number of shares with respect to which options and stock appreciation rights may be granted to a participant during a calendar year is 1,000,000 shares. In addition, in connection with a participant’s commencement of continuous service, a participant may be granted options and stock appreciation rights for up to an additional 500,000 shares which shall not count against the limit set forth in the previous sentence. The foregoing limitations shall be adjusted proportionately by the Administrator in connection with any change in the Company’s capitalization due to a stock split, stock dividend or similar event affecting the common stock of the Company and its determination shall be final, binding and conclusive. Under Code Section 162(m), no deduction is allowed in any taxable year of the Company for compensation in excess of $1 million paid to the Company’s “covered employees”. An exception to this rule applies to compensation that is paid to a covered employee pursuant to a Stock Incentive Plan approved by stockholders and that specifies, among other things, the maximum number of shares with respect to which options and stock appreciation rights may be granted to eligible participants under such plan during a specified period. Compensation paid pursuant to options or stock appreciation rights granted under such a plan and with an exercise price equal to the fair market value of the Company’s common stock on the date of grant is deemed to be inherently performance-based, since such awards provide value to participants only if the stock price appreciates. To the extent required by Section 162(m) of the Code or the regulations thereunder, in applying the foregoing limitation, if any option or stock appreciation right is canceled, the cancelled award shall continue to count against the maximum number of shares of common stock with respect to which an award may be granted to a participant.

For awards of restricted stock and restricted stock units that are intended to be performance-based compensation under Section 162(m) of the Code, the maximum number of shares subject to such awards that may be granted to a participant during a calendar year is 1,000,000 shares. The foregoing limitations shall be adjusted proportionately by the Administrator in connection with any change in the Company’s capitalization due to a stock split, stock dividend or similar event affecting the common stock of the Company and its determination shall be final, binding and conclusive. In order for restricted stock and restricted stock units to qualify as performance-based compensation, the Administrator must establish a performance goal with respect to such award in writing not later than 90 days after the commencement of the services to which it relates and while the outcome is substantially uncertain. In addition, the performance goal must be stated in terms of an objective formula or standard.

Under the current version of Code Section 162(m), a “covered employee” is the Company’s chief executive officer and the four other most highly compensated officers of the Company. The Internal Revenue Service

(“IRS”) is expected to release guidance shortly that may expand the definition of a “covered employee” to be consistent with recent changes under the reporting and disclosure rules of the Securities Exchange Act of 1934. The new reporting rules require disclosure for the chief executive officer, the chief financial officer (regardless of compensation) and the next three highest paid officers. Therefore, once the IRS issues the expected guidance, the Company will apply such guidance to its covered employees for the purposes of Section 162(m).

The 2007 Plan includes the following performance criteria that may be considered by the Administrator when granting performance-based awards: (i) increase in share price, (ii) earnings per share, (iii) total stockholder return, (iv) operating margin, (v) gross margin, (vi) return on equity, (vii) return on assets, (viii) return on investment, (ix) operating income, (x) net operating income, (xi) pre-tax profit, (xii) cash flow, (xiii) revenue, (xiv) expenses, (xv) earnings before interest, taxes and depreciation, (xvi) economic value added and (xvii) market share.

Change in Capitalization. Subject to any required action by the stockholders of the Company, the number of shares of common stock covered by outstanding awards, the number of shares of common stock that have been authorized for issuance under the 2007 Plan, the exercise or purchase price of each outstanding award, the maximum number of shares of common stock that may be granted subject to awards to any participant in a calendar year, and the like, shall be proportionally adjusted by the Administrator in the event of (i) any increase or decrease in the number of issued shares of common stock resulting from a stock split, stock dividend, combination or reclassification or similar event affecting the common stock of the Company, (ii) any other increase or decrease in the number of issued shares of common stock effected without receipt of consideration by the Company or (iii) any other transaction with respect to common stock including a corporate merger, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization, liquidation (whether partial or complete), distribution of cash or other assets to stockholders other than a normal cash dividend, or any similar transaction; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.”

Corporate Transaction. Effective upon the consummation of a Corporate Transaction, all outstanding awards shall terminate. However, all such awards shall not terminate to the extent the contractual obligations represented by the awards are assumed by the successor entity. Except as provided in an individual award agreement, for the portion of each award that is not assumed or replaced by the successor corporation, such portion of the award will automatically vest and become exercisable and be released from any repurchase or forfeiture rights immediately prior to the effective date of the Corporate Transaction.

Change in Control. Except as provided in an individual award agreement, in the event of a Change in Control (other than a Change in Control that is also a Corporate Transaction), each outstanding award will automatically vest and become exercisable and be released from any repurchase or forfeiture rights immediately prior to the effective date of the Change in Control.

Under the 2007 Plan, a Corporate Transaction is generally defined as:

•	acquisition of 50% or more of the Company’s stock by any individual or entity;

•	a reverse merger in which 40% or more of the Company’s stock by any individual or entity including by tender offer is acquired;

•	a sale, transfer or other disposition of all or substantially all of the assets of the Company;

•	a merger or consolidation in which the Company is not the surviving entity; or

•	a complete liquidation or dissolution.

Under the 2007 Plan, a Change in Control is generally defined as:

•

acquisition of 50% or more of the Company’s stock by any individual or entity which a majority of the Company’s board members (who have served on the Company’s board for at least twelve (12) months) do not recommend the Company’s stockholders accept, or

•

a change in the composition of the Company’s board over a period of twelve (12) months or less such that a majority of the board members ceases, by reason of one or more contested elections for board membership, to be comprised of individuals who have either been board members continuously for a period of at least twelve (12) months or have been board members for less than twelve (12) months and were elected or nominated for election by at least a majority of board members who have served on the Company’s board for at least twelve (12) months.

Amendment, Suspension or Termination of the 2007 Plan. The board may at any time amend, suspend or terminate the 2007 Plan. In connection with any amendment to the 2007 Plan, the Company shall seek stockholder approval of such amendment to the extent necessary to comply with applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any non-U.S. jurisdiction applicable to awards granted to residents therein. The 2007 Plan will be for a term of ten (10) years measured from the date of stockholder approval unless sooner terminated by the board.

Certain Federal Tax Consequences

The following summary of the federal income tax consequences of the 2007 Plan and the awards granted thereunder is based upon federal income tax laws in effect on the date of this proxy statement. This summary does not purport to be complete, and does not discuss non-U.S., state or local tax consequences.

Nonqualified Stock Options. The grant of a nonqualified stock option under the 2007 Plan will not result in any federal income tax consequences to the option holder or to the Company. Upon exercise of a nonqualified stock option, the option holder is subject to income taxes at the rate applicable to ordinary compensation income on the difference between the option exercise price and the fair market value of the shares on the date of exercise. This income is subject to withholding for federal income and employment tax purposes. The Company is entitled to an income tax deduction in the amount of the income recognized by the option holder, subject to possible limitations imposed by Section 162(m) of the Code and so long as the Company withholds the appropriate taxes with respect to such income (if required) and the option holder’s total compensation is deemed reasonable in amount. Any gain or loss on the option holder’s subsequent disposition of the shares of common stock will receive long or short-term capital gain or loss treatment, depending on whether the shares are held for more than one year following exercise. The Company does not receive a tax deduction for any such gain.

In the event a nonqualified stock option is amended, such option may be considered deferred compensation and subject to the rules of Section 409A of the Code, which provide rules regarding the timing of payment of deferred compensation. An option subject to Section 409A of the Code which fails to comply with the rules of Section 409A, can result in the acceleration of income recognition, an additional 20% tax obligation, plus penalties and interest.

Incentive Stock Options. The grant of an incentive stock option under the 2007 Plan will not result in any federal income tax consequences to the option holder or to the Company. An option holder recognizes no federal taxable income upon exercising an incentive stock option (subject to the alternative minimum tax rules discussed below), and the Company receives no deduction at the time of exercise. In the event of a disposition of stock acquired upon exercise of an incentive stock option, the tax consequences depend upon how long the option holder has held the shares of common stock. If the option holder does not dispose of the shares within two years after the incentive stock option was granted, nor within one year after the incentive stock option was exercised, the option holder will recognize a long-term capital gain (or loss) equal to the difference between the sale price of the shares and the exercise price. The Company is not entitled to any deduction under these circumstances.

If the option holder fails to satisfy either of the foregoing holding periods, he or she must recognize ordinary income in the year of the disposition (referred to as a “disqualifying disposition”). The amount of such ordinary income generally is the lesser of (i) the difference between the amount realized on the disposition and the exercise price or (ii) the difference between the fair market value of the stock on the exercise date and the exercise price. Any gain in excess of the amount taxed as ordinary income will be treated as a long or short-term capital gain, depending on whether the stock was held for more than one year. The Company, in the year of the disqualifying disposition, is entitled to a deduction equal to the amount of ordinary income recognized by the option holder, subject to possible limitations imposed by Section 162(m) of the Code and so long as the option holder’s total compensation is deemed reasonable in amount.

The “spread” under an incentive stock option—i.e., the difference between the fair market value of the shares at exercise and the exercise price—is classified as an item of adjustment in the year of exercise for purposes of the alternative minimum tax. If an option holder’s alternative minimum tax liability exceeds such option holder’s regular income tax liability, the option holder will owe the larger amount of taxes. In order to avoid the application of alternative minimum tax with respect to incentive stock options, the option holder must sell the shares within the same calendar year in which the incentive stock options are exercised. However, such a sale of shares within the same year of exercise will constitute a disqualifying disposition, as described above.

In the event an incentive stock option is amended, such option may be considered deferred compensation and subject to the rules of Section 409A of the Code. An option subject to Section 409A of the Code which fails to comply with the rules of Section 409A, can result in the acceleration of income recognition, an additional 20% tax obligation, plus penalties and interest. In addition, the amendment of an incentive stock option may convert the option from an incentive stock option to a nonqualified stock option.

Restricted Stock. The grant of restricted stock will subject the recipient to ordinary compensation income on the difference between the amount paid for such stock and the fair market value of the shares on the date that the restrictions lapse. This income is subject to withholding for federal income and employment tax purposes. The Company is entitled to an income tax deduction in the amount of the ordinary income recognized by the recipient, subject to possible limitations imposed by Section 162(m) of the Code and so long as the Company withholds the appropriate taxes with respect to such income (if required) and the recipient’s total compensation is deemed reasonable in amount. Any gain or loss on the recipient’s subsequent disposition of the shares will receive long or short-term capital gain or loss treatment depending on how long the stock has been held since the restrictions lapsed. The Company does not receive a tax deduction for any such gain.

Recipients of restricted stock may make an election under Section 83(b) of the Code (“Section 83(b) Election”) to recognize as ordinary compensation income in the year that such restricted stock is granted, the amount equal to the spread between the amount paid for such stock and the fair market value on the date of the issuance of the stock. If such an election is made, the recipient recognizes no further amounts of compensation income upon the lapse of any restrictions and any gain or loss on subsequent disposition will be long or short-term capital gain to the recipient. The Section 83(b) Election must be made within thirty days from the time the restricted stock is issued.

Stock Appreciation Rights. Recipients of stock appreciation rights (“SARs”) generally should not recognize income until the SAR is exercised (assuming there is no ceiling on the value of the right). Upon exercise, the recipient will normally recognize taxable ordinary income for federal income tax purposes equal to the amount of cash and fair market value of the shares, if any, received upon such exercise. Recipients who are employees will be subject to withholding for federal income and employment tax purposes with respect to income recognized upon exercise of a SAR. Recipients will recognize gain upon the disposition of any shares received on exercise of a SAR equal to the excess of (i) the amount realized on such disposition over (ii) the ordinary income recognized with respect to such shares under the principles set forth above. That gain will be taxable as long or short-term capital gain depending on whether the shares were held for more than one year. The Company will be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the recipient, subject to possible limitations imposed by Section 162(m) of the Code and so long as the Company withholds the appropriate taxes with respect to such income (if required) and the recipient’s total compensation is deemed reasonable in amount.

A SAR can be considered non-qualified deferred compensation and subject to Section 409A of the Code. A SAR that does not meet the requirements of Code Section 409A will result in the acceleration of income recognition, an additional 20% tax obligation, plus penalties and interest to such recipient.

Restricted Stock Units. Recipients of restricted stock units generally should not recognize income until such units are converted into cash or shares of stock. Upon conversion, the recipient will normally recognize taxable ordinary income for federal income tax purposes equal to the amount of cash and fair market value of the shares, if any, received upon such conversion. Recipients who are employees will be subject to withholding for federal income and employment tax purposes with respect to income recognized upon conversion of the restricted stock units. Participants will recognize gain upon the disposition of any shares received upon conversion of the restricted stock units equal to the excess of (i) the amount realized on such disposition over (ii) the ordinary income recognized with respect to such shares under the principles set forth above. That gain will be taxable as long or short-term capital gain depending on whether the shares were held for more than one year. The Company will be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the recipient, subject to possible limitations imposed by Section 162(m) of the Code and so long as the Company withholds the appropriate taxes with respect to such income (if required) and the recipient’s total compensation is deemed reasonable in amount.

Restricted stock units also can be considered non-qualified deferred compensation and subject to Section 409A of the Code. A grant of restricted stock units that does not meet the requirements of Code Section 409A will result in the acceleration of income recognition, an additional 20% tax obligation, plus penalties and interest to such recipient.

New Plan Benefits

As of the date of this proxy statement, no executive officer, employee or director, and no associate of any executive officer or director, has been granted any options under the 2007 Plan. The benefits to be received by the Company’s directors, executive officers and employees pursuant to the 2007 Plan are not determinable at this time.

Vote Required

Assuming the presence of a quorum, approval of this proposal 2 will require the affirmative vote of a majority of the votes cast at the meeting by holders of our common stock. Abstentions will be counted toward the tabulation of votes cast on the proposal presented to the stockholders and will have the same effect as negative votes. Broker “non-votes” are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD RECOMMENDS A VOTE “FOR” APPROVAL OF THE ADOPTION THE 2007 PLAN.

PROPOSAL 3: RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The firm of Deloitte & Touche LLP has been retained as our independent auditors for the fiscal year ending February 2, 2008, and our board of directors is asking our stockholders to ratify this selection.

In the event our stockholders fail to ratify the selection of Deloitte & Touche LLP, our audit committee will reconsider the selection. Even if the selection is ratified, our audit committee in its discretion may direct the appointment of a different independent auditing firm at any time during the fiscal year if our audit committee believes that such a change would be in our best interests and the best interests of our stockholders.

Vote Required

Assuming the presence of a quorum, approval of this proposal 3 will require the affirmative vote of a majority of the votes cast at the meeting by holders of our common stock. Abstentions will be counted toward the tabulation of votes cast on the proposal presented to the stockholders and will have the same effect as negative votes. Broker “non-votes” are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

Presence at the Meeting

A representative of Deloitte & Touche LLP is expected to be present at the annual meeting, will have the opportunity to make a statement if he or she so desires, and will be available to respond to appropriate questions from the stockholders.

RECOMMENDATION OF THE BOARD OF DIRECTORS

OUR BOARD OF DIRECTORS RECOMMENDS THAT OUR STOCKHOLDERS RATIFY THE SELECTION OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING FEBRUARY 2, 2008.

ANNUAL REPORT

A copy of our Annual Report for the fiscal year ended February 3, 2007, has been mailed concurrently with this proxy statement to all stockholders entitled to notice of, and to vote at, the annual meeting. The Annual Report is not “soliciting material,” is not deemed “filed” with the Securities and Exchange Commission and is not incorporated by reference into this proxy statement.

FORM 10-K

We filed an Annual Report on Form 10-K for the fiscal year ended February 3, 2007, with the Securities and Exchange Commission. Stockholders may obtain a copy of the Annual Report on Form 10-K, including financial statements and schedules included in the Annual Report on Form 10-K, without charge, by visiting our web site at www.RestorationHardware.com under “Company Information—Investor Relations” or by writing to our Secretary, Chris Newman, at our principal executive offices located at 15 Koch Road, Suite J, Corte Madera, California 94925. Upon written request to our Secretary, at the address of our principal executive offices, the exhibits set forth on the exhibit index of our Annual Report on Form 10-K may be made available at reasonable charge.

DELIVERY OF ANNUAL MEETING MATERIALS

The Securities and Exchange Commission has adopted rules that permit us to send a single set of annual reports and proxy statements to any household at which two or more stockholders reside if we believe they are members of the same family. Each stockholder will continue to receive a separate proxy card. However, upon written request to our Secretary, Chris Newman, at our principal executive offices located at 15 Koch Road, Suite J, Corte Madera, California 94925 or by telephone to (415) 924-1005, you may revoke your decision to household, and we will deliver a separate copy of the annual report or proxy statement, as applicable, to you at the shared address within 30 days of your request. Similarly, you may also contact our Secretary, Chris Newman, if you received multiple copies of the Annual Report or proxy statement and would prefer to receive a single copy in the future.

A number of brokerage firms have already instituted householding. If your family has multiple accounts of our stock, you may have received householding notification from your broker. Please contact your broker directly if you have questions, require additional copies of the proxy statement or annual report, or wish to revoke your decision to household, and thereby receive multiple reports.

OTHER MATTERS

We know of no other matters that will be presented for consideration at the annual meeting. If any other matters properly come before the annual meeting, it is the intention of the proxyholders to vote the shares they represent as our board of directors may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy. It is important that you return your proxy promptly and that your shares be represented. You are urged to mark, date, sign and return the enclosed proxy in the accompanying reply envelope.

RESTORATION HARDWARE, INC.

Dated: June 1, 2007

Corte Madera, California

APPENDIX A

RESTORATION HARDWARE, INC.

2007 STOCK INCENTIVE PLAN

1. Purposes of the Plan. The purposes of this Plan are to attract and retain the best available personnel, to provide additional incentives to Employees, Directors and Consultants and to promote the success of the Company’s business.

2. Definitions. The following definitions shall apply as used herein and in the individual Award Agreements except as defined otherwise in an individual Award Agreement. In the event a term is separately defined in an individual Award Agreement, such definition shall supersede the definition contained in this Section 2.

(a) “Administrator” means the Board or any of the Committees appointed to administer the Plan.

(b) “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.

(c) “Applicable Laws” means the legal requirements relating to the Plan and the Awards under applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any non-U.S. jurisdiction applicable to Awards granted to residents therein.

(d) “Assumed” means that pursuant to a Corporate Transaction either (i) the Award is expressly affirmed by the Company or (ii) the contractual obligations represented by the Award are expressly assumed (and not simply by operation of law) by the successor entity or its Parent in connection with the Corporate Transaction with appropriate adjustments to the number and type of securities of the successor entity or its Parent subject to the Award and the exercise or purchase price thereof which at least preserves the compensation element of the Award existing at the time of the Corporate Transaction as determined in accordance with the instruments evidencing the agreement to assume the Award.

(e) “Award” means the grant of an Option, SAR, Restricted Stock, Restricted Stock Unit or other right or benefit under the Plan.

(f) “Award Agreement” means the written agreement evidencing the grant of an Award executed by the Company and the Grantee, including any amendments thereto.

(g) “Board” means the Board of Directors of the Company.

(h) “Cause” means, with respect to the termination by the Company or a Related Entity of the Grantee’s Continuous Service, that such termination is for “Cause” as such term (or word of like import) is expressly defined in a then-effective written agreement between the Grantee and the Company or such Related Entity, or in the absence of such then-effective written agreement and definition, is based on, in the determination of the Administrator, the Grantee’s: (i) commission of any act of fraud, embezzlement or dishonesty; (ii) unauthorized use or disclosure of confidential information or trade secrets of the Company or a Related Entity; or (iii) intentional misconduct that adversely affects the business or affairs of the Company or a Related Entity in a material manner. “Cause” shall not be deemed to be inclusive of all the acts or omissions which the Company or a Related Entity may consider as grounds for the dismissal or discharge of a Grantee; provided, however, that with regard to any agreement that defines “Cause” on the occurrence of or in connection with a Corporate Transaction or a Change in Control, such definition of “Cause” shall not apply until a Corporate Transaction or a Change in Control actually occurs.

(i) “Change in Control” means a change in ownership or control of the Company effected through either of the following transactions:

(i) the direct or indirect acquisition by any person or related group of persons (other than an acquisition from or by the Company or by a Company-sponsored employee benefit plan or by a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s stockholders which a majority of the Continuing Directors who are not Affiliates or Associates of the offeror do not recommend such stockholders accept, or

(ii) a change in the composition of the Board over a period of twelve (12) months or less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who are Continuing Directors.

(j) “Code” means the Internal Revenue Code of 1986, as amended.

(k) “Committee” means any committee composed of members of the Board appointed by the Board to administer the Plan.

(l) “Common Stock” means the common stock of the Company.

(m) “Company” means Restoration Hardware, Inc., a Delaware corporation, or any successor entity that adopts the Plan in connection with a Corporate Transaction.

(n) “Consultant” means any person (other than an Employee or a Director, solely with respect to rendering services in such person’s capacity as a Director) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity.

(o) “Continuing Directors” means members of the Board who either (i) have been Board members continuously for a period of at least twelve (12) months or (ii) have been Board members for less than twelve (12) months and were elected or nominated for election as Board members by at least a majority of the Board members described in clause (i) who were still in office at the time such election or nomination was approved by the Board.

(p) “Continuous Service” means that the provision of services to the Company or a Related Entity in any capacity of Employee, Director or Consultant is not interrupted or terminated. In jurisdictions requiring notice in advance of an effective termination as an Employee, Director or Consultant, Continuous Service shall be deemed terminated upon the actual cessation of providing services to the Company or a Related Entity notwithstanding any required notice period that must be fulfilled before a termination as an Employee, Director or Consultant can be effective under Applicable Laws. A Grantee’s Continuous Service shall be deemed to have terminated either upon an actual termination of Continuous Service or upon the entity for which the Grantee provides services ceasing to be a Related Entity. Continuous Service shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entity, or any successor, in any capacity of Employee, Director or Consultant, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director or Consultant (except as otherwise provided in the Award Agreement). An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave. For purposes of each Incentive Stock Option granted under the Plan, if such leave exceeds three (3) months, and reemployment upon expiration of such leave is not guaranteed by statute or contract, then the Incentive Stock Option shall be treated as a Non-Qualified Stock Option on the day three (3) months and one (1) day following the expiration of such three (3) month period.

(q) “Corporate Transaction” means any of the following transactions, provided, however, that the Administrator shall determine under parts (iv) and (v) whether multiple transactions are related, and its determination shall be final, binding and conclusive:

(i) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

(ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company;

(iii) the complete liquidation or dissolution of the Company;

(iv) any reverse merger or series of related transactions culminating in a reverse merger (including, but not limited to, a tender offer followed by a reverse merger) in which the Company is the surviving entity but (A) the shares of Common Stock outstanding immediately prior to such merger are converted or exchanged by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (B) in which securities possessing more than forty percent (40%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger or the initial transaction culminating in such merger, but excluding any such transaction or series of related transactions that the Administrator determines shall not be a Corporate Transaction; or

(v) acquisition in a single or series of related transactions by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities but excluding any such transaction or series of related transactions that the Administrator determines shall not be a Corporate Transaction.

(r) “Covered Employee” means an Employee who is a “covered employee” under Section 162(m)(3) of the Code.

(s) “Director” means a member of the Board or the board of directors of any Related Entity.

(t) “Disability” means as defined under the long-term disability policy of the Company or the Related Entity to which the Grantee provides services regardless of whether the Grantee is covered by such policy. If the Company or the Related Entity to which the Grantee provides service does not have a long-term disability plan in place, “Disability” means that a Grantee is unable to carry out the responsibilities and functions of the position held by the Grantee by reason of any medically determinable physical or mental impairment for a period of not less than ninety (90) consecutive days. A Grantee will not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Administrator in its discretion.

(u) “Employee” means any person, including an Officer or Director, who is in the employ of the Company or any Related Entity, subject to the control and direction of the Company or any Related Entity as to both the work to be performed and the manner and method of performance. The payment of a director’s fee by the Company or a Related Entity shall not be sufficient to constitute “employment” by the Company.

(v) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(w) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on one or more established stock exchanges or national market systems, including without limitation The NASDAQ Global Select Market, The NASDAQ Global Market or The NASDAQ Capital Market of The NASDAQ Stock Market LLC, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on the principal exchange or system on which the Common Stock is listed (as determined by the Administrator) on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Common Stock is regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, its Fair Market Value shall be the closing sales price for such stock as quoted on such system or by such securities dealer on the date of determination, but if selling prices are not reported, the Fair Market Value of a share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii) In the absence of an established market for the Common Stock of the type described in (i) and (ii), above, the Fair Market Value thereof shall be determined by the Administrator in good faith.

(x) “Grantee” means an Employee, Director or Consultant who receives an Award under the Plan.

(y) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(z) “Non-Qualified Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(aa) “Officer” means a person who is an officer of the Company or a Related Entity within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(bb) “Option” means an option to purchase Shares pursuant to an Award Agreement granted under the Plan.

(cc) “Parent” means a “parent corporation”, whether now or hereafter existing, as defined in Section 424(e) of the Code.

(dd) “Performance-Based Compensation” means compensation qualifying as “performance-based compensation” under Section 162(m) of the Code.

(ee) “Plan” means this 2007 Stock Incentive Plan.

(ff) “Related Entity” means any Parent or Subsidiary of the Company.

(gg) “Replaced” means that pursuant to a Corporate Transaction the Award is replaced with a comparable stock award or a cash incentive program of the Company, the successor entity (if applicable) or Parent of either of them which preserves the compensation element of such Award existing at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same (or a more favorable) vesting schedule applicable to such Award. The determination of Award comparability shall be made by the Administrator and its determination shall be final, binding and conclusive.

(hh) “Restricted Stock” means Shares issued under the Plan to the Grantee for such consideration, if any, and subject to such restrictions on transfer, rights of first refusal, repurchase provisions, forfeiture provisions, and other terms and conditions as established by the Administrator.

(ii) “Restricted Stock Units” means an Award which may be earned in whole or in part upon the passage of time or the attainment of performance criteria established by the Administrator and which may be settled for cash, Shares or other securities or a combination of cash, Shares or other securities as established by the Administrator.

(jj) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor thereto.

(kk) “SAR” means a stock appreciation right entitling the Grantee to Shares or cash compensation, as established by the Administrator, measured by appreciation in the value of Common Stock.

(ll) “Share” means a share of the Common Stock.

(mm) “Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

3. Stock Subject to the Plan.

(a) Subject to the provisions of Section 10, below, the maximum aggregate number of Shares which may be issued pursuant to all Awards is 2,400,000 Shares, plus the number of Shares that remain available for grants of awards under the Company’s 1998 Stock Incentive Plan (the “1998 Plan”) as of the date the Plan is approved by the Company’s stockholders, plus any Shares that would otherwise return to the 1998 as a result of forfeiture, termination or expiration of awards previously granted under the 1998 Plan (ignoring the termination or expiration of the 1998 Plan for the purpose of determining the number of Shares available under the Plan); provided, however, that the maximum aggregate number of Shares which may be issued pursuant to Incentive Stock Options is 2,400,000 Shares. Notwithstanding the foregoing, of such number, the maximum aggregate number of Shares which may be issued pursuant to Awards (other than SARs and Options) is 1,500,000 Shares. The Shares to be issued pursuant to Awards may be authorized, but unissued, or reacquired Common Stock.

(b) Any Shares covered by an Award (or portion of an Award) which is forfeited, canceled or expires (whether voluntarily or involuntarily) shall be deemed not to have been issued for purposes of determining the maximum aggregate number of Shares which may be issued under the Plan. Shares that actually have been issued under the Plan pursuant to an Award shall not be returned to the Plan and shall not become available for future issuance under the Plan, except that if unvested Shares are forfeited, or repurchased by the Company at the lower of their original purchase price or their Fair Market Value at the time of repurchase, such Shares shall become available for future grant under the Plan. Notwithstanding anything to the contrary contained herein: (i) Shares tendered or withheld in payment of an Option exercise price shall not be returned to the Plan and shall not become available for future issuance under the Plan; (ii) Shares withheld by the Company to satisfy any tax withholding obligation shall not be returned to the Plan and shall not become available for future issuance under the Plan; and (iii) all Shares covered by the portion of an SAR that is exercised (whether or not Shares are actually issued to the Grantee upon exercise of the SAR) shall be considered issued pursuant to the Plan.

4. Administration of the Plan.

(a) Plan Administrator.

(i) Administration with Respect to Directors and Officers. With respect to grants of Awards to Directors or Employees who are also Officers or Directors of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws and to permit such grants and related transactions under the Plan to be exempt from Section 16(b) of the Exchange Act in accordance with Rule 16b-3. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board.

(ii) Administration With Respect to Consultants and Other Employees. With respect to grants of Awards to Employees or Consultants who are neither Directors nor Officers of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. The Board may authorize one or more Officers to grant such Awards and may limit such authority as the Board determines from time to time.

(iii) Administration With Respect to Covered Employees. Notwithstanding the foregoing, grants of Awards to any Covered Employee intended to qualify as Performance-Based Compensation shall be made only by a Committee (or subcommittee of a Committee) which is comprised solely of two or more Directors eligible to serve on a committee making Awards qualifying as Performance-Based Compensation. In the case of such Awards granted to Covered Employees, references to the “Administrator” or to a “Committee” shall be deemed to be references to such Committee or subcommittee.

(iv) Administration Errors. In the event an Award is granted in a manner inconsistent with the provisions of this subsection (a), such Award shall be presumptively valid as of its grant date to the extent permitted by the Applicable Laws.

(b) Powers of the Administrator. Subject to Applicable Laws and the provisions of the Plan (including any other powers given to the Administrator hereunder), and except as otherwise provided by the Board, the Administrator shall have the authority, in its discretion:

(i) to select the Employees, Directors and Consultants to whom Awards may be granted from time to time hereunder;

(ii) to determine whether and to what extent Awards are granted hereunder;

(iii) to determine the number of Shares or the amount of other consideration to be covered by each Award granted hereunder;

(iv) to approve forms of Award Agreements for use under the Plan;

(v) to determine the terms and conditions of any Award granted hereunder;

(vi) to amend the terms of any outstanding Award granted under the Plan, provided that (A) any amendment that would adversely affect the Grantee’s rights under an outstanding Award shall not be made without the Grantee’s written consent, provided, however, that an amendment or modification that may cause an Incentive Stock Option to become a Non-Qualified Stock Option shall not be treated as adversely affecting the rights of the Grantee (B) the reduction of the exercise price of any Option awarded under the Plan and the base appreciation amount of any SAR awarded under the Plan shall be subject to stockholder approval and (C) canceling an Option or SAR at a time when its exercise price or base appreciation amount (as applicable) exceeds the Fair Market Value of the underlying Shares, in exchange for another Option, SAR, Restricted Stock, or other Award shall be subject to stockholder approval, unless the cancellation and exchange occurs in connection with a Corporate Transaction. Notwithstanding the foregoing, canceling an Option or SAR in exchange for another Option, SAR, Restricted Stock, or other Award with an exercise price, purchase price or base appreciation amount (as applicable) that is equal to or greater than the exercise price or base appreciation amount (as applicable) of the original Option or SAR shall not be subject to shareholder approval;

(vii) to construe and interpret the terms of the Plan and Awards, including without limitation, any notice of award or Award Agreement, granted pursuant to the Plan;

(viii) to grant Awards to Employees, Directors and Consultants employed outside the United States on such terms and conditions different from those specified in the Plan as may, in the judgment of the Administrator, be necessary or desirable to further the purpose of the Plan; and

(ix) to take such other action, not inconsistent with the terms of the Plan, as the Administrator deems appropriate.

The express grant in the Plan of any specific power to the Administrator shall not be construed as limiting any power or authority of the Administrator; provided that the Administrator may not exercise any right or power reserved to the Board. Any decision made, or action taken, by the Administrator or in connection with the administration of this Plan shall be final, conclusive and binding on all persons having an interest in the Plan.

(c) Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or as Officers or Employees of the Company or a Related Entity, members of the Board and any Officers or Employees of the Company or a Related Entity to whom authority to act for the Board, the Administrator or the Company is delegated shall be defended and indemnified by the Company to the extent permitted by law on an after-tax basis against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any claim, investigation, action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any Award granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by the Company) or paid by them in satisfaction of a judgment in any such claim, investigation, action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such claim, investigation, action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct; provided, however, that within thirty (30) days after the institution of such claim, investigation, action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at the Company’s expense to defend the same.

5. Eligibility. Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants. Incentive Stock Options may be granted only to Employees of the Company or a Parent or a

Subsidiary of the Company. An Employee, Director or Consultant who has been granted an Award may, if otherwise eligible, be granted additional Awards. Awards may be granted to such Employees, Directors or Consultants who are residing in non-U.S. jurisdictions as the Administrator may determine from time to time.

6. Terms and Conditions of Awards.

(a) Types of Awards. The Administrator is authorized under the Plan to award any type of arrangement to an Employee, Director or Consultant that is not inconsistent with the provisions of the Plan and that by its terms involves or might involve the issuance of (i) Shares, (ii) cash or (iii) an Option, a SAR, or similar right with a fixed or variable price related to the Fair Market Value of the Shares and with an exercise or conversion privilege related to the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions. Such awards include, without limitation, Options, SARs, sales or bonuses of Restricted Stock, or Restricted Stock Units, and an Award may consist of one such security or benefit, or two (2) or more of them in any combination or alternative.

(b) Designation of Award. Each Award shall be designated in the Award Agreement. In the case of an Option, the Option shall be designated as either an Incentive Stock Option or a Non-Qualified Stock Option. However, notwithstanding such designation, an Option will qualify as an Incentive Stock Option under the Code only to the extent the $100,000 dollar limitation of Section 422(d) of the Code is not exceeded. The $100,000 limitation of Section 422(d) of the Code is calculated based on the aggregate Fair Market Value of the Shares subject to Options designated as Incentive Stock Options which become exercisable for the first time by a Grantee during any calendar year (under all plans of the Company or any Parent or Subsidiary of the Company). For purposes of this calculation, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the grant date of the relevant Option.

(c) Conditions of Award. Subject to the terms of the Plan, the Administrator shall determine the provisions, terms, and conditions of each Award including, but not limited to, the Award vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment (cash, Shares, or other consideration) upon settlement of the Award, payment contingencies, and satisfaction of any performance criteria. The performance criteria established by the Administrator may be based on any one of, or combination of, the following: (i) increase in share price, (ii) earnings per share, (iii) total stockholder return, (iv) operating margin, (v) gross margin, (vi) return on equity, (vii) return on assets, (viii) return on investment, (ix) operating income, (x) net operating income, (xi) pre-tax profit, (xii) cash flow, (xiii) revenue, (xiv) expenses, (xv) earnings before interest, taxes and depreciation, (xvi) economic value added and (xvii) market share. The performance criteria may be applicable to the Company, Related Entities and/or any individual business units of the Company or any Related Entity. Partial achievement of the specified criteria may result in a payment or vesting corresponding to the degree of achievement as specified in the Award Agreement.

(d) Acquisitions and Other Transactions. The Administrator may issue Awards under the Plan in settlement, assumption or substitution for, outstanding awards or obligations to grant future awards in connection with the Company or a Related Entity acquiring another entity, an interest in another entity or an additional interest in a Related Entity whether by merger, stock purchase, asset purchase or other form of transaction.

(e) Deferral of Award Payment. The Administrator may establish one or more programs under the Plan to permit selected Grantees the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of performance criteria, or other event that absent the election would entitle the Grantee to payment or receipt of Shares or other consideration under an Award. The Administrator may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, Shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Administrator deems advisable for the administration of any such deferral program.

(f) Separate Programs. The Administrator may establish one or more separate programs under the Plan for the purpose of issuing particular forms of Awards to one or more classes of Grantees on such terms and conditions as determined by the Administrator from time to time.

(g) Individual Limitations on Awards.

(i) Individual Limit for Options and SARs. The maximum number of Shares with respect to which Options and SARs may be granted to any Grantee in any calendar year shall be one million (1,000,000) Shares. In connection with a Grantee’s commencement of Continuous Service, a Grantee may be granted Options and SARs for up to an additional five hundred thousand (500,000) Shares which shall not count against the limit set forth in the previous sentence. The foregoing limitations shall be adjusted proportionately in connection with any change in the Company’s capitalization pursuant to Section 10, below. To the extent required by Section 162(m) of the Code or the regulations thereunder, in applying the foregoing limitations with respect to a Grantee, if any Option or SAR is canceled, the canceled Option or SAR shall continue to count against the maximum number of Shares with respect to which Options and SARs may be granted to the Grantee. For this purpose, the repricing of an Option (or in the case of a SAR, the base amount on which the stock appreciation is calculated is reduced to reflect a reduction in the Fair Market Value of the Common Stock) shall be treated as the cancellation of the existing Option or SAR and the grant of a new Option or SAR.

(ii) Individual Limit for Restricted Stock and Restricted Stock Units. For awards of Restricted Stock and Restricted Stock Units that are intended to be Performance-Based Compensation, the maximum number of Shares with respect to which such Awards may be granted to any Grantee in any calendar year shall be one million (1,000,000) Shares. The foregoing limitation shall be adjusted proportionately in connection with any change in the Company’s capitalization pursuant to Section 10, below.

(h) Deferral. If the vesting or receipt of Shares under an Award is deferred to a later date, any amount (whether denominated in Shares or cash) paid in addition to the original number of Shares subject to such Award will not be treated as an increase in the number of Shares subject to the Award if the additional amount is based either on a reasonable rate of interest or on one or more predetermined actual investments such that the amount payable by the Company at the later date will be based on the actual rate of return of a specific investment (including any decrease as well as any increase in the value of an investment).

(i) Early Exercise. The Award Agreement may, but need not, include a provision whereby the Grantee may elect at any time while an Employee, Director or Consultant to exercise any part or all of the Award prior to full vesting of the Award. Any unvested Shares received pursuant to such exercise may be subject to a repurchase right in favor of the Company or a Related Entity or to any other restriction the Administrator determines to be appropriate.

(j) Term of Award. The term of each Award shall be no more than ten (10) years from the date of grant thereof. However, in the case of an Incentive Stock Option granted to a Grantee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, the term of the Incentive Stock Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Award Agreement. Notwithstanding the foregoing, the specified term of any Award shall not include any period for which the Grantee has elected to defer the receipt of the Shares or cash issuable pursuant to the Award.

(k) Transferability of Awards. Incentive Stock Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Grantee, only by the Grantee. Other Awards shall be transferable (i) by will and by the laws of descent and distribution and (ii) during the lifetime of the Grantee, to the extent and in the manner authorized by the Administrator, but only to the extent such transfers are made to family members, to family trusts, to family controlled entities, to charitable organizations, and pursuant to domestic relations orders or agreements, in all cases without payment for such transfers to the Grantee. Notwithstanding the foregoing, the Grantee may designate one or more beneficiaries of the Grantee’s Award in the event of the Grantee’s death on a beneficiary designation form provided by the Administrator.

(l) Time of Granting Awards. The date of grant of an Award shall for all purposes be the date on which the Administrator makes the determination to grant such Award, or such other date as is determined by the Administrator.

7. Award Exercise or Purchase Price, Consideration and Taxes.

(a) Exercise or Purchase Price. The exercise or purchase price, if any, for an Award shall be as follows:

(i) In the case of an Incentive Stock Option:

(A) granted to an Employee who, at the time of the grant of such Incentive Stock Option owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, the per Share exercise price shall be not less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant; or

(B) granted to any Employee other than an Employee described in the preceding paragraph, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(ii) In the case of a Non-Qualified Stock Option, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(iii) In the case of Awards intended to qualify as Performance-Based Compensation, the exercise or purchase price, if any, shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(iv) In the case of SARs, the base appreciation amount shall not be less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(v) In the case of other Awards, such price as is determined by the Administrator.

(vi) Notwithstanding the foregoing provisions of this Section 7(a), in the case of an Award issued pursuant to Section 6(d), above, the exercise or purchase price for the Award shall be determined in accordance with the provisions of the relevant instrument evidencing the agreement to issue such Award.

(b) Consideration. Subject to Applicable Laws, the consideration to be paid for the Shares to be issued upon exercise or purchase of an Award including the method of payment, shall be determined by the Administrator. In addition to any other types of consideration the Administrator may determine, the Administrator is authorized to accept as consideration for Shares issued under the Plan the following; provided that the portion of the consideration equal to the par value of the Shares must be paid in cash or other legal consideration permitted by the Delaware General Corporation Law:

(i) cash;

(ii) check;

(iii) surrender of Shares or delivery of a properly executed form of attestation of ownership of Shares as the Administrator may require which have a Fair Market Value on the date of surrender or attestation equal to the aggregate exercise price of the Shares as to which said Award shall be exercised;

(iv) with respect to Options, payment through a broker-dealer sale and remittance procedure pursuant to which the Grantee (A) shall provide written instructions to a Company designated brokerage firm to effect the immediate sale of some or all of the purchased Shares and remit to the Company sufficient funds to cover the aggregate exercise price payable for the purchased Shares and (B) shall provide written directives to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale transaction; or

(v) with respect to Options, payment through a “net exercise” such that, without the payment of any funds, the Grantee may exercise the Option and receive the net number of Shares equal to (i) the number of Shares as to which the Option is being exercised, multiplied by (ii) a fraction, the numerator of which is the Fair Market Value per Share (on such date as is determined by the Administrator) less the Exercise Price per Share, and the denominator of which is such Fair Market Value per Share (the number of net Shares to be received shall be rounded down to the nearest whole number of Shares);

(vi) any combination of the foregoing methods of payment.

The Administrator may at any time or from time to time, by adoption of or by amendment to the standard forms of Award Agreement described in Section 4(b)(iv), or by other means, grant Awards which do not permit all of the foregoing forms of consideration to be used in payment for the Shares or which otherwise restrict one or more forms of consideration.

(c) Taxes. No Shares shall be delivered under the Plan to any Grantee or other person until such Grantee or other person has made arrangements acceptable to the Administrator for the satisfaction of any non-U.S., federal, state, or local income and employment tax withholding obligations, including, without limitation, obligations incident to the receipt of Shares. Upon exercise or vesting of an Award the Company shall withhold or collect from the Grantee an amount sufficient to satisfy such tax obligations, including, but not limited to, by surrender of the whole number of Shares covered by the Award sufficient to satisfy the minimum applicable tax withholding obligations incident to the exercise or vesting of an Award.

8. Exercise of Award.

(a) Procedure for Exercise; Rights as a Stockholder.

(i) Any Award granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator under the terms of the Plan and specified in the Award Agreement.

(ii) An Award shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Award by the person entitled to exercise the Award and full payment for the Shares with respect to which the Award is exercised has been made, including, to the extent selected, use of the broker-dealer sale and remittance procedure to pay the purchase price as provided in Section 7(b)(iv).

(b) Exercise of Award Following Termination of Continuous Service.

(i) An Award may not be exercised after the termination date of such Award set forth in the Award Agreement and may be exercised following the termination of a Grantee’s Continuous Service only to the extent provided in the Award Agreement.

(ii) Where the Award Agreement permits a Grantee to exercise an Award following the termination of the Grantee’s Continuous Service for a specified period, the Award shall terminate to the extent not exercised on the last day of the specified period or the last day of the original term of the Award, whichever occurs first.

(iii) Any Award designated as an Incentive Stock Option to the extent not exercised within the time permitted by law for the exercise of Incentive Stock Options following the termination of a Grantee’s Continuous Service shall convert automatically to a Non-Qualified Stock Option and thereafter shall be exercisable as such to the extent exercisable by its terms for the period specified in the Award Agreement.

9. Conditions Upon Issuance of Shares.

(a) If at any time the Administrator determines that the delivery of Shares pursuant to the exercise, vesting or any other provision of an Award is or may be unlawful under Applicable Laws, the vesting or right to exercise an Award or to otherwise receive Shares pursuant to the terms of an Award shall be suspended until the Administrator determines that such delivery is lawful and shall be further subject to the approval of counsel for the Company with respect to such compliance. The Company shall have no obligation to effect any registration or qualification of the Shares under federal or state laws.

(b) As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any Applicable Laws.

10. Adjustments Upon Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of Shares covered by each outstanding Award, and the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan, the exercise or purchase price of each such outstanding Award, the maximum number of Shares with respect to which Awards may be granted to any Grantee in any calendar year, as well as any other terms that the Administrator determines require adjustment shall be proportionately adjusted for (i) any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Shares, or similar transaction affecting the Shares, (ii) any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company, or (iii) any other transaction with respect to Common Stock including a corporate merger, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization, liquidation (whether partial or complete) or any similar transaction; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” In connection with the foregoing adjustments, the Administrator may, in its discretion, prohibit the exercise of Awards or other issuance of Shares, cash or other consideration pursuant to Awards during certain periods of time. Except as the Administrator determines, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of Shares subject to an Award.

11. Corporate Transactions and Changes in Control.

(a) Termination of Award to Extent Not Assumed in Corporate Transaction. Effective upon the consummation of a Corporate Transaction, all outstanding Awards under the Plan shall terminate. However, all such Awards shall not terminate to the extent they are Assumed in connection with the Corporate Transaction.

(b) Acceleration of Award Upon Corporate Transaction or Change in Control.

(i) Corporate Transaction. Except as provided otherwise in an individual Award Agreement, in the event of a Corporate Transaction, for the portion of each Award that is neither Assumed nor Replaced, such portion of the Award shall automatically become fully vested and exercisable and be released from any repurchase or forfeiture rights (other than repurchase rights exercisable at Fair Market Value) for all of the Shares (or other consideration) at the time represented by such portion of the Award, immediately prior to the specified effective date of such Corporate Transaction, provided that the Grantee’s Continuous Service has not terminated prior to such date.

(ii) Change in Control. Except as provided otherwise in an individual Award Agreement, in the event of a Change in Control (other than a Change in Control which also is a Corporate Transaction), each Award which is at the time outstanding under the Plan automatically shall become fully vested and exercisable and be released from any repurchase or forfeiture rights (other than repurchase rights exercisable at Fair Market Value), immediately prior to the specified effective date of such Change in Control, for all of the Shares (or other consideration) at the time represented by such Award, provided that the Grantee’s Continuous Service has not terminated prior to such date.

(c) Effect of Acceleration on Incentive Stock Options. Any Incentive Stock Option accelerated under this Section 11 in connection with a Corporate Transaction or Change in Control shall remain exercisable as an Incentive Stock Option under the Code only to the extent the $100,000 dollar limitation of Section 422(d) of the Code is not exceeded.

12. Effective Date and Term of Plan. The Plan shall become effective upon its approval by the stockholders of the Company. It shall continue in effect for a term of ten (10) years unless sooner terminated. Subject to Section 17, below, and Applicable Laws, Awards may be granted under the Plan upon its becoming effective.

13. Amendment, Suspension or Termination of the Plan.

(a) The Board may at any time amend, suspend or terminate the Plan; provided, however, that no such amendment shall be made without the approval of the Company’s stockholders to the extent such approval is required by Applicable Laws, or if such amendment would lessen the stockholder approval requirements of Section 4(b)(vi) or this Section 13(a).

(b) No Award may be granted during any suspension of the Plan or after termination of the Plan.

(c) No suspension or termination of the Plan (including termination of the Plan under Section 11, above) shall adversely affect any rights under Awards already granted to a Grantee.

14. Reservation of Shares.

(a) The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

(b) The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

15. No Effect on Terms of Employment/Consulting Relationship. The Plan shall not confer upon any Grantee any right with respect to the Grantee’s Continuous Service, nor shall it interfere in any way with his or her right or the right of the Company or any Related Entity to terminate the Grantee’s Continuous Service at any time, with or without Cause, and with or without notice. The ability of the Company or any Related Entity to terminate the employment of a Grantee who is employed at will is in no way affected by its determination that the Grantee’s Continuous Service has been terminated for Cause for the purposes of this Plan.

16. No Effect on Retirement and Other Benefit Plans. Except as specifically provided in a retirement or other benefit plan of the Company or a Related Entity, Awards shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or a Related Entity, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. The Plan is not a “Retirement Plan” or “Welfare Plan” under the Employee Retirement Income Security Act of 1974, as amended.

17. Stockholder Approval. The grant of Incentive Stock Options under the Plan shall be subject to approval by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted excluding Incentive Stock Options issued in substitution for outstanding Incentive Stock Options pursuant to Section 424(a) of the Code. Such stockholder approval shall be obtained in the degree and manner required under Applicable Laws. The Administrator may grant Incentive Stock Options under the Plan prior to approval by the stockholders, but until such approval is obtained, no such Incentive Stock Option shall be exercisable. In the event that stockholder approval is not obtained within the twelve (12) month period provided above, all Incentive Stock Options previously granted under the Plan shall be exercisable as Non-Qualified Stock Options.

18. Unfunded Obligation. Grantees shall have the status of general unsecured creditors of the Company. Any amounts payable to Grantees pursuant to the Plan shall be unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974, as amended. Neither the Company nor any Related Entity shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Grantee account shall not create or constitute a trust or fiduciary relationship between the Administrator, the Company or any Related Entity and a Grantee, or otherwise create any vested or beneficial interest in any Grantee or the Grantee’s creditors in any assets of the Company or a Related Entity. The Grantees shall have no claim against the Company or any Related Entity for any changes in the value of any assets that may be invested or reinvested by the Company with respect to the Plan.

19. Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

APPENDIX B

Restoration Hardware, Inc.

Compensation Committee Charter

I. Purpose

The Compensation Committee (the “Committee”) is appointed by the Board of Directors (the “Board”) of Restoration Hardware, Inc. (the “Company”) to: (a) assist the Board in discharging its responsibilities relating to compensation of the Company’s directors and executive officers; and (b) to produce an annual report on executive compensation for inclusion in the Company’s proxy statement, in accordance with applicable rules and regulations. The Committee shall undertake those specific duties and responsibilities listed below and such other duties as the Board shall from time to time prescribe. All powers of the Committee are subject to the restrictions designated in the Company’s Amended and Restated Bylaws (the “Bylaws”) and by applicable law.

II. Committee Membership

Committee members shall be elected by the Board, based on the recommendation of the Nominating Committee, at an annual or special meeting of the Board of Directors and shall serve until their successors shall be duly elected and qualified or until their earlier resignation or removal. Committee members may be removed at any time by vote of the Board.

The Committee shall consist of no fewer than two members. Each member of the Committee shall meet the independence requirements of NASDAQ, the definition of a “Non-employee Director” under Rule 16b-3 under the Securities Exchange Act of 1934, as amended, the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended, for “outside directors,” and any other regulatory requirements.

III. Structure and Meetings

The Committee shall conduct its business in accordance with this Charter, the Company’s Bylaws and any direction by the Board. The Committee chairperson shall be designated by the Board, or, if it does not do so, the Committee members shall elect a chairperson by a vote of the majority of the full Committee. In the event of a tie vote on any issue, the chairperson’s vote shall decide the issue.

The Committee shall meet from time to time at a time and place determined by the Committee chairperson, with meetings to occur, or actions to be taken by unanimous written consent, when deemed necessary or desirable by the Committee or its chairperson. Members of the Committee may participate in a meeting of the Committee by means of conference call or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

The Committee chairperson will preside at each meeting and, in consultation with the other members of the Committee, will set the frequency and length of each meeting and the agenda of items to be addressed at each meeting. The chairperson of the Committee (or other member designated by the chairperson or the Committee in the chairperson’s absence) shall regularly report to the full Board on its proceedings and any actions that the Committee takes. The Committee will maintain written minutes of its meetings, which minutes will be maintained with the books and records of the Company.

As necessary or desirable, the chairperson of the Committee may invite any director, officer or employee of the Company, or other persons whose advice and counsel are sought by the Committee, to be present at meetings of the Committee, consistent with the maintenance of confidentiality of compensation discussions. The CEO should not attend any meeting where the CEO’s performance or compensation are discussed.

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IV. Committee Authority and Responsibilities

The Committee shall:

a. Annually review and approve the Company’s corporate goals and objectives relevant to CEO compensation, evaluate the CEO’s performance in light of such goals and objectives, and, either as a Committee or together with the other independent directors (as directed by the Board), determine and approve the CEO’s compensation level based on this evaluation, to the extent not otherwise determined by an existing employment agreement or arrangement approved by the Board and/or the Committee. In determining the long-term incentive component of the CEO’s compensation, the Committee will consider the Company’s performance and relative stockholder return, the value of similar incentive awards to CEOs at comparable companies, and the awards given to the Company’s CEO in past years.

b. Annually review and, if appropriate, recommend and/or approve for the Company’s executive officers: i) annual base salary levels; ii) annual incentive compensation levels; iii) long-term incentive compensation levels; and iv) any supplemental or special benefits.

c. Review and recommend and/or approve for the Company’s executive officers employment agreements, severance agreements, and change of control agreements/provisions, in each case prior to the Company’s entering into such agreements/provisions, as, when and if appropriate.

d. Annually review and make recommendations to the Board with respect to non-CEO compensation, incentive-compensation plans and equity based-plans.

e. Administer the Company’s incentive-compensation plans and equity based-plans as in effect and as adopted from time to time by the Board, to the extent such administration is not delegated, in whole or in part, to any other committee of the Board or otherwise retained by the Board.

f. Approve any new equity compensation plan or any material change to an existing plan where stockholder approval has not been obtained.

g. Approve any stock option award or any other type of award as may be required for complying with any tax, securities, or other regulatory requirement, or otherwise determined to be appropriate or desirable by the Committee or Board.

h. Ensure appropriate overall corporate performance measures and goals are set and determine the extent that established goals have been achieved and any related compensation earned.

i. Perform such other functions and have such other powers consistent with this Charter, the Company’s Bylaws and governing law as the Committee or the Board may deem appropriate.

j. Produce a Committee report on executive compensation as required to be included in the Company’s annual proxy statement or annual report on Form 10-K filed with the SEC.

V. Performance Evaluation

The Committee shall annually review and assess the adequacy of this Charter and recommend any proposed changes to the Board for approval. The report to the Board may take the form of an oral report by the chairperson of the Committee or any other member of the Committee designated by the Committee to make this report.

VI. Committee Resources

The Committee shall be empowered, without the approval of the Board or management, to engage and compensate independent legal, accounting and other advisors, as it determines necessary to carry out its duties. The Committee shall have the sole authority to retain and terminate any consultant that it uses to assist in the Committee’s evaluation of director, CEO or executive compensation and shall have the sole authority to approve that consultant’s fees and other retention terms. The Committee shall receive appropriate funding, as determined by the Committee, from the Company for payment of: a) compensation to any advisor employed by the Committee; and b) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

The Committee may form and delegate authority to subcommittees when appropriate.

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MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6	000004	000000000.000000 ext 000000000.000000 ext 000000000.000000 ext	000000000.000000 ext 000000000.000000 ext 000000000.000000 ext

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

Ú PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Ú

A	Proposals — The Board of Directors recommends a vote FOR the director nominees and FOR Proposals 2 and 3.

1 Election of Directors	For	Withhold		For	Withhold		For	Withhold	+
01 - Gary G. Friedman*	☐	☐	02- Robert C. Hamer III*	☐	☐	03 - T. Michael Young*	☐	☐

* Each to serve as Class III directors for a three-year term ending in the year 2010 or until their successors are duly elected and qualified.

	For	Against	Abstain		For	Against	Abstain

2. Adopt the Restoration Hardware, Inc. 2007 Stock Incentive Plan.	☐	☐	☐	3. Ratify the selection of Deloitte & Touche LLP as the independent auditors for the fiscal year ending February 2, 2008.	☐	☐	☐

B	Non-Voting Items
Change of Address — Please print new address below.		Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Sign exactly as your name(s) appears on your stock certificate(s). If the shares are held jointly, each holder should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

■	C 1234567890 J N T 32CV 0140691	MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND	+

<STOCK#>                    00QUDB

Ú PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Ú

Proxy — RESTORATION HARDWARE, INC.

PROXY FOR COMMON STOCK

Annual Meeting of Stockholders, July 12, 2007

THIS PROXY IS SOLICITED ON BEHALF OF RESTORATION HARDWARE, INC. BY ITS BOARD OF DIRECTORS

The undersigned revokes all previous proxies, acknowledges receipt of the notice of the annual meeting of stockholders to be held on July 12, 2007, the proxy statement and all other proxy materials and appoints Gary G. Friedman and Chris Newman, and each of them, the proxy of the undersigned, with full power of substitution, to vote all shares of common stock of Restoration Hardware, Inc. which the undersigned is entitled to vote, either on his, her or its own behalf or on behalf of any entity or entities, at the annual meeting of the stockholders of the company to be held on July 12, 2007 at 9:30 a.m. local time at the company’s corporate offices located at 5725 Paradise Drive, Building D, Corte Madera, California 94925, and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this proxy shall be voted in the manner set forth on the reverse side.

The board of directors recommends a vote “FOR” the director nominees listed on the reverse side and a vote “FOR” the other proposals listed on the reverse side. This proxy, when properly executed, will be voted as specified on the reverse side. If no specification is made, this proxy will be voted in favor of the election of the director nominees listed on the reverse side and for the other proposals listed on the reverse side. The proxies are authorized to vote, in their discretion, upon such other matter or matters that may properly come before the meeting or any adjournment(s) or postponement(s) thereof.

SEE REVERSE SIDE	CONTINUED AND TO BE VOTED ON REVERSE SIDE	SEE REVERSE SIDE